                                                    EXECUTION COPY



================================================================================



                        COGEN TECHNOLOGIES LINDEN, LTD.,
                          a Texas Limited Partnership


                 _____________________________________________



                    AMENDED AND RESTATED TERM LOAN AGREEMENT

                         Dated as of September 15, 1992



                 _____________________________________________



             STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
      NATIONAL ASSOCIATION (not in its individual capacity but solely as
                           Owner Trustee), as Lender



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
SECTION 1.   DEFINITIONS...............................................   1

     1.1   Certain Defined Terms.......................................   1
     1.2   Other Definitional Provisions...............................  17

SECTION 2.   AMOUNTS AND TERMS OF PRE-COMPLETION
               AND POST-COMPLETION COMMITMENTS.........................  17

     2.1   Pre-Completion Commitment...................................  17
     2.2   Procedure for Borrowing with Respect to
             Pre-Completion Loans......................................  18
     2.3   Disbursement of Pre-Completion Loans........................  18
     2.4   Post-Completion Commitment..................................  19
     2.5   Procedure for Borrowing with Respect to Post-
             Completion Loans..........................................  19
     2.6   Disbursement of Post-Completion Loans.......................  19
     2.7   Notes.......................................................  20
     2.8   Use of Proceeds.............................................  22

SECTION 3.   PROVISIONS RELATING TO ALL EXTENSIONS
               OF CREDIT; FEES AND PAYMENTS............................  22

     3.1   Financing Fees; Origination Fee.............................  22
     3.2   Commitment Reductions; Optional and Mandatory
             Prepayments...............................................  22
     3.3   Interest Rates and Payment Dates............................  26
     3.4   Making of Payments..........................................  27
     3.5   Computation of Interest and Fees............................  27
     3.6   Inability to Determine Eurodollar Rate......................  28
     3.7   Extension of Post-Completion Loan Period....................  28
     3.8   Increased Costs.............................................  29
     3.9   Indemnity...................................................  31
     3.10  Taxes.......................................................  31
     3.11  Limitation of Liability.....................................  32

SECTION 4.   REPRESENTATIONS AND WARRANTIES............................  32

     4.1   Financial Statements........................................  32
     4.2   Partnership Existence and Business; Partners................  33
     4.3   Compliance with Law.........................................  33
     4.4   Power and Authorization; Enforceable
             Obligations...............................................  33
     4.5   No Legal Bar................................................  35
     4.6   No Proceeding or Litigation.................................  35
     4.7   No Default or Event of Loss.................................  36
     4.8   Ownership of Property; Liens................................  36
     4.9   Taxes.......................................................  36
     4.10  Federal Regulations.........................................  37

                                                                       Page
                                                                       ----
     4.11  ERISA........................................................ 37
     4.12  Investment Company Act....................................... 38
     4.13  Collateral Security Documents................................ 38
     4.14  Full Disclosure.............................................. 38
     4.15  Principal Place of Business, Etc............................. 39
     4.16  Representations and Warranties............................... 39
     4.17  Environmental Matters........................................ 39

SECTION 5.   CONDITIONS PRECEDENT....................................... 40

     5.1   Conditions to Closing Date................................... 40
     5.2   Conditions to Pre-Completion Loans........................... 41
     5.3   Conditions to Post-Completion Loans.......................... 42
     5.4   Conditions to All Loans...................................... 43

SECTION 6.   AFFIRMATIVE COVENANTS...................................... 44

     6.1   Conduct of Business, Maintenance of
             Existence, Etc............................................. 44
     6.2   Payment of Obligations....................................... 45
     6.3   Performance under Other Agreements........................... 45
     6.4   Insurance Coverage........................................... 45
     6.5   Inspection of Property; Books and Records.................... 45
     6.6   Compliance with Laws......................................... 45
     6.7   Financial Statements......................................... 46
     6.8   Certificates; Other Information.............................. 47
     6.9   Taxes and Claims............................................. 48
     6.10  Mechanics' and Materialmen's Liens........................... 48
     6.11  Maintenance of Property...................................... 49
     6.12  Notices...................................................... 49
     6.13  Maintenance of Liens of the Collateral
             Security Documents......................................... 50
     6.14  Agent for Service of Process................................. 50
     6.15  Employee Plans............................................... 51
     6.16  Fiscal Year.................................................. 51
     6.17  Right of First Refusal; Further Security..................... 51

SECTION 7.   NEGATIVE COVENANTS......................................... 51

     7.1   Merger, Sale of Assets, Purchases, Etc....................... 51
     7.2   Indebtedness; Guarantee Obligations.......................... 52
     7.3   Distributions, Etc........................................... 52
     7.4   Liens........................................................ 53
     7.5   Nature of Business........................................... 53
     7.6   Amendment of Contracts, Etc.................................. 53
     7.7   Investments.................................................. 53
     7.8   Leases....................................................... 54
     7.9   Change of Office............................................. 54
     7.10  Change of Name............................................... 54
     7.11  Compliance with ERISA........................................ 54
     7.12  Transactions with Affiliates and Others...................... 55
     7.13  Capital Expenditures......................................... 55
     7.14  Sale and Leaseback........................................... 55

                                                                         Page
                                                                         ----
     7.15  Minimum Net Worth.............................................. 55

SECTION 8.  EVENTS OF DEFAULT............................................. 55

SECTION 9.  MISCELLANEOUS................................................. 62

     9.1   Amendments and Waivers......................................... 62
     9.2   Notices........................................................ 62
     9.3   Release of Collateral.......................................... 63
     9.4   No Waiver; Cumulative Remedies................................. 64
     9.5   Survival....................................................... 64
     9.6   Expenses....................................................... 64
     9.7   Indemnification................................................ 64
     9.8   Successors and Assigns; Transferees;
             Transferred Interests........................................ 65
     9.9   Severability................................................... 66
     9.10  Headings....................................................... 66
     9.11  Counterparts................................................... 67
     9.12  The Lender Sole Beneficiary.................................... 67
     9.13  GOVERNING LAW.................................................. 67
     9.14  Submission to Jurisdiction; Waivers............................ 67
     9.15  Usury Savings.................................................. 68
     9.16  Limitations on Recourse........................................ 70
     9.17  Effectiveness.................................................. 71
     9.18  Prior Amendments............................................... 71

SCHEDULES:
---------

Schedule 1  Intentionally Omitted
Schedule 2  Pro Forma Fixed Charge Coverage Calculation
Schedule 3  Calculation of Origination Fee
Schedule 4  Certain Provisions Regarding Termination Expense
              (Benefit)
Schedule 5  Certain Provisions Regarding Events of Default
Schedule 6  Amortization Schedule


EXHIBITS:
--------

Exhibit A-1   Intentionally Omitted
        A-2   Form of Post-Completion Note
        A-3   Form of Working Capital Note
        B     Form of Opinion of Counsel to the Borrower and the General Partner
        C-l   Intentionally Omitted
        C-2   Form of Post-Completion Loan Borrowing Certificate
        D     Form of Notice of Borrowing
        E     Intentionally Omitted
        F     Intentionally Omitted
        G     Intentionally Omitted
        H     Form of Security Deposit Agreement
        I     Intentionally Omitted
        J     Intentionally Omitted

          AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of September 15, 1992, between (i) Cogen Technologies Linden, Ltd., a Texas limited partnership (the "Borrower"), of which Cogen Technologies, Inc., a Texas corporation, is the
      --------
sole general partner (the "General Partner"), and (ii) State Street Bank and
                           ---------------
Trust Company of Connecticut, National Association, not in its individual capacity but as trustee (in such capacity, the "Lender" or the "Owner Trustee")
                                                ------          -------------
under a Trust Agreement, dated as of December 28, 1990 (as amended, supplemented or other-wise modified from time to time, the "Trust Agreement"), between the
                                               ---------------
Owner Trustee and Linden Owner Partnership, a Delaware partnership ("Linden
                                                                     ------
Owner Partnership").
-----------------

                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Borrower and General Electric Power Funding Corporation, a Delaware corporation ("GEPFC" or "Original Lender") are parties to the Term
                                    ---------------
Loan Agreement, dated as of February 15, 1990 (as amended prior to the date hereof, the "Original Loan Agreement") and
             -----------------------

          WHEREAS, pursuant to an Agreement dated as of September 15, 1992, among GEPFC, the Owner Trustee and the Borrower, GEPFC has assigned all of its right, title and interest in the Original Loan Agreement to the Owner Trustee; and

          WHEREAS, the Borrower desires that the Lender provide term financing for the purposes specified herein, and the Lender is willing to provide such financing subject to and upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto hereby agree to amend and restate the Original Loan Agreement as follows:


          SECTION 1. DEFINITIONS
                     -----------

          1.1  Certain Defined Terms. Unless otherwise defined herein, terms
               ---------------------
used but not defined herein shall have their respective meanings in the Construction Loan Agreement (as hereinafter defined) (after giving effect to any waiver or amendment thereof with the consent of the Lender and notwithstanding the termination or expiration thereof) and the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

          "Additional Debt": as defined in subsection 7.2(b).
           ---------------

          "Additional Extension Date": as defined in subsection 3.7.
           -------------------------

          "Additional Lender": any Person, other than the Lender, who extends
           -----------------
     credit to the Borrower after the Post-Completion Loan Period.

          "Adverse Environmental Event": any event relating to any Relevant
           ---------------------------
     Environmental Law the occurrence of which creates a material likelihood that the ability of the Borrower to perform its obligations under the Transaction Documents to which it is a party would be materially and adversely affected.

          "Affiliate Collateral Security Documents": as defined in the Original
           ---------------------------------------
     Loan Agreement.

          "Affiliate Note": as defined in the Original Loan Agreement
           --------------

          "Agreement": this Amended and Restated Term Loan Agreement, as further
           ---------
     amended, supplemented or otherwise modified from time to time.

          "Amended and Restated Partnership Agreement":  the Amended and
           ------------------------------------------
     Restated Partnership Agreement of the Limited Partnership dated as of September 15, 1992 among the Borrower, the Owner Trustee and Robert C. McNair, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Applicable Eurocurrency Reserve Requirements":  with respect to any
           --------------------------------------------
      Eurodollar Interest Period, the sum of (a) the product of (i) GEPFC's Ratio and (ii) (1.00-Fixed Eurocurrency Reserve Requirements) and (b) the product of (i) Assignees' Ratio and (ii) (1.00-Floating Eurocurrency Reserve Requirements).

          "Assignees' Ratio": with respect to each Eurodollar Interest Period,
           ----------------
     the quotient of (i) the aggregate principal amount of all assignments of the Original Lender's Commitments and all Participations granted by the Original Lender, in each case, to any banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Governmental Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by (ii) $250,000,000.

          "Borrower Pledge Agreement": the Second Amended and Restated Pledge
           -------------------------
     Agreement, dated as of December 13, 1990, entered into by the Borrower in favor of the Lender, as assignee of GEPFC, as collateral agent for the Original Lender, the agent for the lenders under the Construction Loan Agreement and GECC, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Borrowing Date": any Business Day or Working Day, as the case may be,
           --------------
     specified in a notice pursuant to subsection 2.2 or 2.5 as a date on which the Borrower requests the Lender to make a Loan hereunder.

          "Called Principal": with respect to the Post-Completion Note, the
           ----------------
     principal of such Note that is to be prepaid pursuant to subsection 3.2(b).

          "Certified Expenses": the following costs and expenses incurred by the
           ------------------
     Borrower: (a) the aggregate amount of interest that has accrued on the principal amount of the Pre-Completion Loans; (b) any Financing Fee; (c) any Commitment Fee; (d) any fees and expenses set forth in subsection 9.6;
     (e) a fee payable to the Borrower on the Construction Conversion Date for the development and construction of the Project in an amount equal to the excess of (1) $25,000,000 over (2) the Development and Construction Fee; and (f) any other costs and expenses approved by the Lender.

          "Closing Date": as defined in subsection 5.1.
           ------------

          "Collateral": the collective reference to all real and personal
           ----------
     property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens created by the Collateral Security Documents.

          "Collateral Agency Agreement": the Collateral Agency Agreement, dated
           ---------------------------
     as of February 15, 1990, entered into by the Borrower, the Original Lender, GEPFC as agent under the Construction Loan Agreement and GEPFC as collateral agent, substantially in the form of Exhibit J to the Original Loan Agreement, as the same has been amended, supplemented or otherwise modified, and being released as of the Second Capital Contribution Date pursuant to subsection 9.3.

          "Collateral Security Documents": the collective reference to the
           -----------------------------
     Borrower Pledge Agreement, the General Partner Pledge Agreement, the Collateral Agency Agreement, and from and after the date of execution and delivery thereof, the Note Pledge Agreement (together with all Pledge Supplements thereto), the Security Deposit Agreement and any other agreement or instrument hereafter specifically identified in writing by the Borrower and the Lender to be a "Collateral Security Document"; provided,
                                                                     --------
     that upon termination of the Security Period and the release of Collateral as set forth in subsection 9.3 hereof, the term "Collateral Security Documents" shall not include the General Partner Pledge Agreement, the Note Pledge Agreement (together with all Pledge Supplements thereto), the Collateral Agency Agreement and any other agreement or instrument specifically identified in writing by the Borrower and the Lender to be a "Collateral Security Document" to the extent that any such agreement or

                                                                               4
     instrument has been released by the Lender in accordance with the provisions hereof.

          "Commercial Pacer Rate": with respect to each calendar month, a rate
           ----------------------
     of interest per annum equal to the sum of (a) the rate for commercial paper with a 30 day maturity as reported in Federal Statistical Release
     H.15 (519), or any successor publication of the Federal Reserve Board, on the last Business Day of the preceding calendar month, plus (by .55%.

          "Commitment Fee": as defined in subsection 3.7.
           --------------

          "Commitments": the collective reference to the Pre-Completion
           -----------
     Commitment and the Post-Completion Commitment.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Construction Loan Agreement": the Construction Loan Agreement, dated
           ---------------------------
     as of February 15, 1990, by and between the Limited Partnership, the lenders parties thereto and GEPEC, as agent for such lenders, as amended to the date hereof.

          "Debt Service Account": the Debt Service Account established pursuant
           --------------------
     to the Security Deposit Agreement.

          "Default": any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Development Agreement": the Development Agreement, dated as of
           ---------------------
     February 15, 1990 between the Borrower and the Limited Partnership.

          "Discounted Value": with respect to the Called Principal of the Post-
           ----------------
     Completion Note, the amount calculated by discounting all remaining scheduled payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Treasury Yield with respect to such Called Principal.

          "EBDIT": for any period, net income before deductions for depreciation
           -----
     expense, amortization expense, interest expense and income taxes.

          "Environmental Notice": any written complaint, order, citation or
           --------------------
     other written communication from any

     Governmental Authority affecting or relating to (a) the Collateral or (b) the Borrower or any activity or operations at any time conducted by the Borrower, in either case, with regard to the occurrence, presence of, exposure to or threatened occurrence, presence of or exposure to Environmental Discharges, Hazardous Materials or any other environmental matter, the circumstances of which might result in or constitute a violation of any Relevant Environmental Law.

          "Equity Letters of Credit": as defined in the Amended and Restated
           ------------------------
     Partnership Agreement.

          "Eurodollar Base Rate": LIBOR or LIBOR (Reference Banks), as
           --------------------
     applicable.

          "Eurodollar Interest Period": with respect to each Floating Rate Loan:
           --------------------------

               (a) initially, the period from and including the Borrowing Date with respect to such Floating Rate Loan to but excluding the numerically corresponding day in the immediately succeeding month; and

               (b) thereafter, each period from and including the day following the last day of the next preceding Eurodollar Interest Period applicable to such Floating Rate Loan to but excluding the numerically corresponding day in the immediately succeeding month;

     provided that the foregoing provisions are subject to the following:
     --------

               (A) if any Eurodollar Interest Period would otherwise end on a day which is not a Working Day, such Eurodollar Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Working Day;

               (B) any Eurodollar Interest Period that commenced prior to the Second Capital Contribution Date that would otherwise extend beyond the Second Capital Contribution Date, shall end on the Second Capital Contribution Date or, if such day shall not be a Working Day, on the preceding Working Day; and

               (C) any Eurodollar Interest Period that begins on the day following the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Working Day of a calendar month.

          "Eurodollar Rate": with respect to each Floating Rate Loan for each
           ---------------
     Eurodollar Interest Period applicable thereto, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the quotient of (a) the Eurodollar Base Rate, divided by (b) the Applicable Eurocurrency Reserve Requirements.

          "Event of Default": any of the events specified in Section 8; provided
           ----------------                                             --------
     that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

          "Event of Loss": (a) the actual or constructive total loss of the
           -------------
     Facility, excluding any loss which occurs prior to the delivery of the principal components of the Facility to the Site, or the condemnation, confiscation or seizure of, or requisition of title to all or substantially all of the Project, or the requisition by any Governmental Authority for a period exceeding six months of the use of all or substantially all of the Project; (b) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, such portion of the Project as shall render the Facility unable to operate at substantially its designed level of output or as a Qualifying Facility, unless (in a situation in which clauses (a) and (c) are not applicable) (i) no Event of Default shall have occurred and be continuing at the time of occurrence of any of the events specified above in this clause (b), (ii) in the reasonable opinion of the Lender, it. is feasible to restore, rebuild or replace the affected portion of the Project and (iii) in the reasonable opinion of the Lender, sufficient funds are or will be available to the Borrower or the Limited Partnership (1) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate at substantially its designed level of output and to operate as a Qualifying Facility within 18 months after the occurrence of such Event of Loss and (2) to pay all principal of and interest on the then outstanding Notes until such restoration, rebuilding or replacement is completed; (c) in the reasonable opinion of the Lender, the Facility, the owner thereof or any of such owner's Affiliates is subject to being deemed by any Governmental Authority having jurisdiction to be, or is subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any law, rule or regulation of any Governmental Authority, except where (i) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Lender, are non-burdensome in nature and (ii) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than Exxon under the Steam Supply Agreement or otherwise, the Limited Partnership shall have obtained a declaratory order or other official assurance, in form arid substance reasonably satisfactory to the Lender, from the New Jersey Board of Regulatory Commissioners to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (1) of this clause (c)); (d) a change shall have occurred after the date hereof in any applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which, in the reasonable opinion of the Lender, would make any of the Project Documents subject to cancellation, suspension or termination, which cancellation, suspension or termination, in the reasonable opinion of the Lender, could reasonably be expected to have a material adverse effect on the economic viability of the Project; or (e) an event of force majeure or other event
                                                  ----- -------
     or condition shall exist which permits or requires any party to any of the Project Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Project Documents shall have effectively waived the condition giving rise to such right or requirement with respect to such cancellation, suspension, termination or release from liability, or (ii) in the reasonable opinion of the Lender, such cancellation, suspension, termination or release from liability could not reasonably be expected to have a material adverse effect on the economic viability of the Project.

          "Extension Date": as defined in subsection 3.7.
           --------------

          "Extension Period": as defined in subsection 3.7.
           ----------------

          "Financing Fees": as defined in subsection 3.1
           --------------

          "Fixed Charge Coverage Ratio": shall mean, for each year during the
           ---------------------------
     Preferred Distribution Period, the ratio of:

               (a)  the pro forma EBDIT of the Limited Partnership for such year to
          --

               (b) the sum of (i) the aggregate Preferred Cash Distributions required to be made during such year, plus (ii) the aggregate amount of interest payable on the Loans during such year plus (iii) the aggregate amount of scheduled repayments to be made on the Post-Completion Note during such year.

          "Fixed Eurocurrency Reserves Requirements":  with respect to any
           ----------------------------------------
     Eurodollar Interest Period for any Floating Rate Loan, the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two

     Working Days prior to the initial Borrowing Date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as in effect on the initial Borrowing Date, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank off such System.

          "Fixed Interest Rate": (a) with respect to each Post-Completion Loan
           -------------------
     which is a Fixed Rate Loan, (i) if the Borrowing Date for such Loan is the Second Capital Contribution Date, a rate of interest equal to the sun of
     (x) the Treasury Yield as in effect on the second Business Day preceding the Second Capital Contribution Date or such other date on or prior to the Second Capital Contribution Date as the Lender and the Borrower may select, plus (y) 245 basis points and (ii) otherwise, a rate of interest equal to the sum of (x) the Treasury Yield as in effect on the Borrowing Date or the conversion date with respect to such Loan, plus (y) 245 basis points or (b) with respect to each Pre-Completion Loan which is a Fixed Rate Loan, a rate of interest equal to the sum of (i) the Treasury Yield in effect on the second Business Day preceding the Second Capital Contribution Date or such other date on or prior to the Second Capital Contribution Date as the Lender and the Borrower may select, plus (ii) 245 basis points.

          "Fixed Principal": with respect to the Post-Completion Note, the
           ---------------
     principal of such Note which is to be made as or converted to a Fixed Rate Loan.

          "Fixed Rate Loans": the Pre-Completion Loans or Post-Completion Loans
           ----------------
     at such time as such Loans are made or maintained at the Fixed Interest
     Rate.

          "Flip Date": as defined in the Amended and Restated Partnership
           ---------
     Agreement.

          "Floating Eurocurrency Reserves Requirements": with respect to any
           -------------------------------------------
     Eurodollar Interest Period for any Floating Rate Loan, the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Eurodollar Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System.

          "Floating Rate": with respect to any Eurodollar Interest Period, a
           -------------
     rate of interest per annum equal to (i) the Eurodollar Rate for such Eurodollar Interest Period, plus (ii) 165 basis points.

          "Floating Rate Loans": the Pre-Completion Loans or Post-Completion
           -------------------
     Loans, at such time as Loans are made or maintained at the Floating Rate or the Special Floating Rate.

          "GECC": General Electric Capital Corporation, a New York corporation.
           ----

          "General Partner Pledge Agreement": the Second Amended and Restated
           ---------------------------------
     Pledge Agreement, dated as of December 13, 1990, entered into by the General Partner in favor of GEPFC, as collateral agent for the Original Lender and GECC, as the same has been amended, supplemented or otherwise modified, and being released as of the Second Capital Contribution Date pursuant to subsection 9.3.

          "GEPFC's Ratio": with respect to each Eurodollar Interest Period, the
           -------------
     quotient of (i) a number equal to $250,000,000 minus the aggregate principal amount of all assignments of the Original Lender's Commitments and all Participations granted by the Original Lender, in each case, to any banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Government Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by (ii) $250,000,000.

          "Implicit Rate": as defined in the Amended and Restated Partnership
           -------------
     Agreement.

          "Initial Working Capital Deposit Amount":  $10,000,000.
           --------------------------------------

          "Insolvency": with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of such term as used in
     Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.
           ---------

          "Installment Payment Date": the date which is 27 months after the
           ------------------------
     Second Capital Contribution Date and thereafter, the last day of each March, June, September and December during each year prior to the date which is 15 years after the Second Capital Contribution Date.

          "Intercreditor Agreement": the Intercreditor Agreement to be executed
           -----------------------
     and delivered by each Additional Lender and the Lender, substantially in the form of Exhibit E to the original Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Interest Payment Date": (a) during the Pre-Completion Loan Period,
           ---------------------
     the last day of each calendar month, commencing on the first such day to occur after any Pre-Completion Loans are made, (b) during and after the Post-Completion Loan Period, the last day of each March, June, September and December, commencing with the first such day to occur after the Second Capital Contribution Date and (c) each day of payment or prepayment of any Loan.

          "LIBOR": with respect to any Eurodollar Interest Period, the rate per
           -----
     annum determined on the basis of the offered rates for deposits in Dollars for such Eurodollar Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Working Days prior to the beginning of such Eurodollar Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Eurodollar Interest Period will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the rate in respect of such Eurodollar Interest Period will be determined as it the parties had specified "LIBOR (Reference Banks)" as the Eurodollar Base Rate.

          "LIBOR (Reference Banks)": with respect to any Eurodollar Interest
           -----------------------
     Period, a rate per annum equal to the arithmetic mean of the rates quoted by Bankers Trust Company and Chemical Bank (or if either flankers Trust Company or Chemical Bank shall cease to exist, Barclays Bank PLC shall be substituted for the bank which ceased to exist, or if both Bankers Trust Company and Chemical Bank shall cease to exist, Barclays Bank PLC and National Westminster Bank PLC shall be substituted for such banks) in New York City at approximately 11:00 a.m., New York City time, on the first day of such Eurodollar Interest Period for loans in Dollars to prime banks in the London interbank market for a period equal to the number of days in such Eurodollar Interest Period and in an amount substantially equal to the amount of the Floating Rate Loan to be outstanding during such Eurodollar Interest Period.

          "Limited Partner": Cogen Technologies Limited Partners Joint Venture,
           ---------------
     a Texas general partnership.

          "Limited Partnership": Cogen Technologies Linden Venture, L.P., a
           -------------------
     Delaware limited partnership, of which the Borrower is the sole general partner.

          "Loans": the collective reference to the Pre-Completion Loans and the
           -----
     Post-Completion Loans.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a) (3) of ERISA.

          "Note Pledge Agreement": the Note Pledge Agreement, dated as of March
           ----------------------
     14, 1991, entered into by the Borrower in favor of the Original Lender, as the same has been amended, supplemented or otherwise modified, and being released as of the Second Capital Contribution Date pursuant to subsection 9.3.

          "Notes": the collective reference to the Pre-Completion Note, the
           -----
     Post-Completion Note and the Working Capital Note.

          "Notice of Borrowing": a notice in substantially the form of Exhibit
           -------------------
     D.

          "Obligations": all the unpaid principal amount of, and interest on
           -----------
     (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-petition or post-filing interest is allowed in such proceeding), the Notes and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Transaction Document (other than the Partnership Agreement and the Amended and Restated Partnership Agreement) and any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender) or otherwise.

          "Operative Documents": the collective reference to the Amended and
           -------------------
     Restated Partnership Agreement, the Capital Contribution Agreement, the Security Deposit Agreement, the Equity Letters of Credit, the Reimbursement Agreement, the Recognition Agreements and the Project Documents.

          "Origination Fee": as defined in subsection 3.1(b).
           ---------------

          "Participations": as defined in subsection 9.8(c).
           --------------

          "Partners": collectively, the General Partner and the Limited Partner.
           --------

          "Partnership Agreement": the agreement of limited partnership of the
           ---------------------
     Borrower, dated as of June 28, 1989 (and the related certificate of limited partnership of even date therewith), between the General Partner, as general partner, and the Limited Partner, as limited partner, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.6.

          "Permitted Assignee": as defined in subsection 9.8(b),
           ------------------

          "Permitted Investments": (a) securities issued or directly and fully
           ---------------------
     guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Lender or with an~ domestic commercial bank of recognized stature having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven days for underlying Securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by the Lender, the Original Lender or the parent corporation of the Lender or the Original Lender, and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

          "Permitted Liens": (i) Liens created by the Collateral Security
           ---------------
     Documents; (ii) Liens in favor of the agent under the Construction Loan Agreement created by the Collateral Security Documents (as defined in the Construction Loan Agreement); (iii) Liens in favor of any Person (other than the General Partner, the Limited Partner or any Affiliate of any such Person) which arise in the ordinary course of business of the Borrower (including, without limitation, materialmen's, mechanics', workers', repairmen's and employees' Liens and similar Liens which arise in connection with any tax, assessment, governmental charge or levy) but not (unless otherwise permitted by this Agreement) in connection with any Indebtedness or Guarantee Obligation and which do not in the aggregate materially impair the use and value of the Borrower's property or assets in the conduct of its business or impair the rights or interests of the Lender with respect to the Collateral; provided that if any such Lien arose in
                                     --------
     connection with any tax, assessment, governmental charge or levy or any claim referred to in subsection 6.9 or any charge or claim of a mechanic or a materialman, the Borrower shall be diligently contesting the same in accordance with, and subject to, the provisions of subsection 6.9 or 6.10, as the case may be; (iv) Liens arising out of judgments or awards which are bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided; (v) mineral rights, utility easements, any other easements and any covenants running with the land relating to any real property of the Borrower or any similar deed restrictions the existence and use of any of which do not materially interfere with the use and enjoyment of the Collateral; and (vi) Liens in favor of any Additional Lender in accordance with subsection 7.2(b).

          "Plan": at any particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledge Agreement Supplement": as defined in the Note Pledge
           ---------------------------
     Agreement.

          "Pledged Note": as defined in the Note Pledge Agreement; collectively
           ------------
     the "Pledged Notes".
          -------------

          "Post-Completion Borrowing Certificate": a certificate of the Borrower
           -------------------------------------
     substantially in the form of Exhibit C-2.

          "Post-Completion Commitment": the Lender's obligation to make Post-
           --------------------------
     Completion Loans pursuant to subsection 2.4 in an aggregate amount not to exceed the amount set forth therein, as such amount shall be reduced from time to time pursuant to the provisions hereof.

          "Post-Completion Loan Period": the period from and including the
           ---------------------------
     Second Capital Contribution Date to but not including the date which is two years after the Second Capital Contribution Date, or, if such date is extended by the Borrower in accordance with subsection 3.7, the date which is three years or four years, as the case may be, after the Second Capital Contribution Date.

          "Post-Completion Loans": the collective reference to Loans made
           ---------------------
     pursuant to subsection 2.4.

          "Post-Completion Note": as defined in subsection 2.7(c).
           --------------------

          "Pre-Completion Borrowing Certificate": a certificate of the Borrower
           ------------------------------------
     substantially in the toxin of Exhibit C-1 to the Original Loan Agreement.

          "Pre-Completion Commitment": the Lender's obligation to make Pre-
           -------------------------
     Completion Loans pursuant to subsection 2.1 in an aggregate amount not to exceed the lesser of (a) the excess of (i) $666,000,000 over (ii) the sum of (1) the aggregate outstanding principal amount of the Construction Loans (as defined in the Construction Loan Agreement) and (2) the aggregate amount available to be drawn under the Letters of Credit (as defined in the Construction Loan Agreement) or (b) $150,000,000.

          "Pre-Completion Loan Period": the period from and including the
           --------------------------
     Construction Conversion Date to but not including the Second Capital Contribution Date.

          "Pre-Completion Loans": the Loans made pursuant to subsection 2.1.
           --------------------

          "Pre-Completion Note": as defined in subsection 2.7(a).
           -------------------

          "Preferred Cash Distributions": the distributions to the Limited
           ----------------------------
     Partner (as defined in the Amended and Restated Partnership Agreement) referred to in subsection 4.3(a) of the Amended and Restated Partnership Agreement.

          "Preferred Distribution Period": the period from and including the
           -----------------------------
     Second Capital Contribution Date to and including the Flip Date.

          "Preferred Limited Partner": as defined in the Amended and Restated
           -------------------------
     Partnership Agreement.

          "Project Documents": as defined in the Amended and Restated
           -----------------
     Partnership Agreement.

          "Project Limited Partner": the Owner Trustee or any of its designees
           -----------------------
     or assignees that have been admitted to the Limited Partnership as a limited partner of the Limited Partnership pursuant to subsection 10.1 of the Amended and Restated Partnership Agreement, and any other Person properly holding a limited partnership interest pursuant to the Amended and Restated Partnership Agreement, and admitted to the Limited Partnership as a limited partner of the Limited Partnership and shown as such on the books and records of the Partnership, when acting in such capacity.

          "Redetermined Origination Fee": as defined in subsection 3.1(b).
           ----------------------------

          "Reimbursement Agreement": as defined in the Amended and Restated
           -----------------------
     Partnership Agreement.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
     condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of
           ----------------
     ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Reg. 2615.

          "Required Payments Account": the Required Payments Account established
           -------------------------
     pursuant to the Security Deposit Agreement.

          "Requirement of Law": as to any Person, (a) the Certificate of
           ------------------
     Incorporation and By-Laws or partnership agreement or other organizational or governing documents of such Person, (b) any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority (other than any Relevant Environmental Law), in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject and the violation of which, or which determination, could reasonably be expected to (i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such Person or (ii) materially adversely affect the ability of such Person to perform its obligations under the Transaction Documents to which it is a party and (c) any Relevant Environmental Law.

          "Security Agent": Midlantic Bank or any bank acting as successor
           --------------
     security agent under the Security Deposit Agreement.

          "Security Deposit Agreement": the Amended and Restated Security
           --------------------------
     Deposit Agreement and Escrow Agreement, to be entered into by the Limited Partnership, the Borrower, GEPFC, the Lender and the Security Agent on the Second Capital Contribution Date, substantially in the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

          "Security Period": the date from and including the Closing Date to but
           ---------------
     not including the date of release of the Lender's and the Original Lender's Liens on the Collateral to be released pursuant to subsection 9.3 on the Second Capital Contribution Date.

          "Settlement Date": with respect to the Called Principal of any the
           ---------------
     Post-Completion Note, the date on which such Called Principal is to be prepaid pursuant to subsection 3.2(b).

          "Single Employer Plan": any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Special Event": as defined in the Amended and Restated Partnership
           -------------
     Agreement.

          "Special Floating Rate": with respect to any Eurodollar Interest
           ---------------------
     Period, a rate of interest per annum equal to (i) the Eurodollar Rate for such Eurodollar Interest Period, plus (ii) 420 basis points.

          "Termination Expense (Benefit)": in connection with any prepayment of
           -----------------------------
     the Loans pursuant to subsection 3.2(c) or (d) or any acceleration of the Loans pursuant to Section 8, any loss or expense (or income or gain) resulting from the prepayment or termination of any fixed rate debt (including funding of the equity investments of the partners of Linden Owner Partnership) incurred to finance the Loans being prepaid or repaid and any loss or expense (or income or gain) resulting from the cancellation or termination of any interest rate hedging arrangement entered into for the purpose of fixing or limiting the interest rate on any floating rate debt (including funding of the equity investments of the partners of Linden Owner Partnership) incurred to finance the Loans being prepaid or repaid. Termination Expense (Benefit) shall be positive if it results in a loss or expense and shall be negative if it results in income or gain. Termination Expense (Benefit) shall be calculated in accordance with the provisions of
     Schedule 4.

          "Texas Eastern": the collective reference to Texas Eastern
           -------------
     Transmission Corporation, Houston Center Corporation and Texas Eastern Cryogenics, Inc.

          "Texas Eastern Letter Agreement": that certain letter dated June 18,
           ------------------------------
     1991 from the General Partner to Texas Eastern regarding the possibility of pursuing the feasibility of transmitting electrical power from Staten Island, New York to Linden, New Jersey.


          "Transaction Documents": the collective reference to this Agreement,
           ---------------------
     the Notes, the Partnership Agreement, the Amended and Restated Partnership Agreement and the Collateral Security Documents.

          "Transferee": as defined in subsection 9.8(c).
           ----------

          "Treasury Yield": with respect to the Called Principal or any Fixed
           --------------
     Principal, as the case may be, of the Post-Completion Note, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal or the Business Day on which the Fixed Interest Rate is to be determined for such Fixed Principal, as the case may be) in Federal Reserve Statistical Release 11.15 (519) (or any successor publication of the Federal Reserve Board) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date or Fixed Principal as of such determination date, as the case may be. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal or Fixed Principal, as the case may be, rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

          "Working Capital Fund": a fund maintained for working capital purposes
           --------------------
     in a separate bank account which shall contain the Initial Working Capital Deposit Amount and thereafter, monies from time to time received from the Limited Partnership for deposit therein, and shall not contain any other monies of the Borrower.

          "Working Capital Loan": the Post-Completion Loan made to the Borrower
           --------------------
     in respect of the Initial Working Capital Deposit Amount.

          "Working Capital Note": as defined in subsection 2.7(d).
           --------------------

          "Yield-Maintenance Premium": with respect to the Post-Completion Note,
           -------------------------
     a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

          1.2  Other Definitional Provisions. (a) All terms defined in this
               -----------------------------
Agreement shall have the defined meanings when used in the Notes or in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.


          SECTION 2. AMOUNTS AND TERMS OF PRE-COMPLETION AND POST-COMPLETION COMMITMENTS
                      -------------------------------------------------------

          2.1  Pre-Completion Commitment. Subject to and upon the terms and
               -------------------------
conditions set forth herein, the Lender agrees to make Pre-Completion Loans to the Borrower during the Pre-Completion Loan Period on any Working Day which is the last working Day of a calendar month in an aggregate principal amount not to exceed the lesser of (a) the excess of (i) $666,000,000 over (ii) the sum of (1) the aggregate outstanding principal amount of the Construction Loans (as defined in the Construction Loan Agreement) and (2) the aggregate amount available to be drawn under the Letters of Credit (as defined in the Construction Loan Agreement) or (b) $150,000,000.

          2.2   Procedure for Borrowing with Respect to Pre-Completion Loans.
                ------------------------------------------------------------
Whenever the Borrower desires the Lender to make a Pre-Completion Loan pursuant to subsection 2.1, the Borrower shall give the Lender an irrevocable Notice of Borrowing to be received by the Lender prior to 12:00 Noon, New York City time, at least two Working Days prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date and (iii) wire transfer instructions for the disbursement of the proceeds of the Pre-Completion Loan referred to in clause (b) of subsection 2.3. The Borrowing Date shall be a Working Day.

          2.3   Disbursement of Pre-Completion Loans. (a) Not later than 12:00
                ------------------------------------
Noon, New York City time, on the Borrowing Date specified in the Notice of Borrowing, if the conditions precedent to the requested Pre-Completion Loan listed in subsections 5.2 and 5.4 have been satisfied, the Lender will:

          (i) with respect to the portion of each Pre-Completion Loan which represents (1) the amount of the Financing Fee in respect of such Pre-Completion Loan, (2) the aggregate amount of accrued but unpaid interest on the Pre-Completion Loans and (3) the aggregate amount of any fees and expenses referred to in subsection 9.6, transfer such amount to the Lender in such manner as the Lender may deem advisable;

          (ii) with respect to the portion of any Pre-Completion Loan which represents Certified Expenses referred to in clause (e) of the definition thereof, transfer such amount in accordance with the instructions set forth in the Notice of Borrowing; and

          (iii) with respect to the portion of each Pre-Completion Loan which represents Certified Expenses referred to in clause (f) of the definition thereof, transfer such amount to the Borrower by wire transfer in accordance with the instructions set forth in the Notice of Borrowing or as otherwise approved by the Lender.

          (b) During the Pre-Completion Loan Period, if the conditions precedent listed in subsection 5.2 and 5.4 have been satisfied, on each Interest Payment Date, the Lender will automatically make a Pre-Completion Loan to the Borrower in an amount equal to the aggregate amount of accrued but unpaid interest on the outstanding Pre-Completion Loans if the Lender shall not have received a Notice of Borrowing from the Borrower pursuant to subsection 2.2. The Lender will transfer the amount of such Pre-Completion Loan to the Lender in such manner as it may deem advisable.

          2.4  Post-Completion Commitment. (a) Subject to and upon the terms and
               --------------------------
conditions set forth herein, the Lender agrees to make Post-Completion Loans to the Borrower during the Post-Completion Loan Period in an aggregate amount not to exceed the lesser of (a) the excess of (i) $750,000,000 or such lesser commitment amount as may be determined pursuant to subsection 3.1(b) over (ii) the sum of (1) the aggregate amount of the Owner Trustee's capital contributions to the Limited Partnership pursuant to Section 2 of the Capital Contribution Agreement and (2) the aggregate principal amount of all Pre-Completion Loans made by the Lender pursuant to subsection 2.1 or (b) the excess of (i) the amount which would cause the Fixed Charge Coverage Ratio as of the Second Capital Contribution Date, as calculated (in accordance with Schedule 2) from the pro forma financial statements of the Limited Partnership delivered to the Lender pursuant to subsection 6.7(b), to be projected to be at least equal to
1.20 to 1.00 for each year during the Preferred Distribution Period over (ii) the aggregate principal amount of all Pre-Completion Loans made by the Lender pursuant to subsection 2.1; provided that so long as the aggregate amount of all
                            -------- ----
Loans exceeds the amount calculated pursuant to clause (b) above, the Lender shall not be required to make any additional Post-Completion Loans.

          2.5  Procedure for Borrowing with Respect to Post-Completion Loans.
               -------------------------------------------------------------
Whenever the Borrower desires the Lender to make a Post-Completion Loan pursuant to subsection 2.4, the Borrower shall give the Lender an irrevocable Notice of Borrowing to be received by the Lender prior to 12:00 Noon, New York City time, at least two Business Days (in the case of Fixed Rate Loans and Working Capital Loans) and four Working Days in the case of Floating Rate Loans) prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) wire transfer instructions for the disbursement of the proceeds of the Post-Completion Loan referred to in clause (c) of subsection 2.6 and (iv) whether such Loan is to be a Floating Rate Loan, a Fixed Rate Loan or the Working Capital Loan or a combination thereof and, if a combination thereof, the amount allocable to each. The Borrowing Date shall be a Working Day if the Post-Completion Loan is to be a Floating Rate Loan and a Business Day if the Post-Completion Loan is to be a Fixed Rate Loan or the Working Capital Loan. Each Post-Completion Loan shall be in a minimum amount of $5,000,000. No more than one Post-Completion Loan shall be made in any month. The Borrowing Date shall be a Business Day.

          2.6  Disbursement of Post-Completion Loans. Not later than 12:00 Noon,
               -------------------------------------
New York City time, on the Borrowing Date specified in the Notice of Borrowing, if the conditions precedent to the requested Post-Completion Loan listed in subsections 5.3 and 5.4 have been satisfied, the Lender will:

             (a) with respect to the portion of each Post-Completion Loan which represents (1) the amount of the Financing Fee in respect of such Post-Completion Loan, (2) a Commitment Fee and (3) the aggregate amount of any fees and expenses referred to in subsection 9.6, transfer such amount to the Lender in such manner as the Lender may deem advisable;

             (b) on the first Borrowing Date during the Post-Completion Loan Period, with respect to the Working Capital Loan, transfer such amount to the bank maintaining the Working Capital Fund for deposit in the Working Capital Fund; and

             (c) with respect to the portion of each Post-Completion Loan which does not represent Certified Expenses referred to in clause (a) above or the Initial Working Capital Deposit Amount, transfer such amount to the Borrower by wire transfer in accordance with the instructions set forth in the Notice of Borrowing.

          2.7  Notes. (a) During the Pre-Completion Loan Period, the Pre-
               -----
Completion Loans made by the Lender pursuant to subsection 2.1 shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 to the Original Loan Agreement with appropriate insertions (the "PreCompletion Note"), payable to the order of GEPFC, as the Original Lender.
 -------------------
The Pre-Completion Note shall (i) be dated the Closing Date, (ii) represent the Borrower's obligation to pay the aggregate unpaid principal amount of all outstanding Pre-Completion Loans made by the Lender, (iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, subsection 3.3, (iv) be entitled to the benefits of this Agreement and the Collateral Security Documents and (v) be stated to mature, with respect to each Loan, in equal consecutive quarterly installments of principal and interest payable on each Installment Payment Date occurring after the Borrowing Date with respect to such Loan.

          (b) On the first day of the Post-Completion Loan Period, the Borrower shall execute and deliver to the Lender a Post-Completion Note (as hereinafter defined) in substitution for and replacement of (but not in payment of) the Original Lender's Pre-Construction Note. As soon as practicable thereafter, the Lender shall mark the Pre-Completion Note "cancelled by renewal" and return it to the Borrower.

          (c) During and after the Post-Completion Loan Period, the Pre-Completion Loans and the Post-Completion Loans (other than the Working Capital
Loan) made by the Lender pursuant to subsection 2.1 or 2.4 shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions (the "Post-Completion Note"), payable to
                             ---------------------
the order of the Lender. The Post-Completion Note shall (i) be dated the Closing Date, (ii) represent the Borrower's obligation to pay the aggregate unpaid principal amount of all outstanding Pre-Completion Loans and Post-Completion Loans made by the Lender, (iii) bear interest for the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, subsection 3.3, (iv) be entitled to the benefits of this Agreement, the Security Deposit Agreement and the Borrower Pledge Agreement, and if the Liens on the Collateral have not been released pursuant to subsection 9.3, the other Collateral Security Documents and (v) be stated to mature, with respect to each Loan, in consecutive quarterly installments of principal payable as provided in Schedule 6 and subsection 3.2(a) on each Installment Payment Date occurring after the Borrowing Date with respect to such Loan. The amortization schedule will be calculated on or prior to the Second Capital Contribution Date based on the assumptions that (i) the interest rate for each Fixed Rate Loan is the Fixed Interest Rate as determined in accordance with clause (b) of the definition thereof, (ii) the interest rate for each Floating Rate Loan and each Floating Rate Loan which is converted to a Fixed Rate Loan pursuant to the provisions hereof is 10.50% and (iii) the Loans amortize in consecutive quarterly installments of principal and interest during the maturity thereof.

          (d) The Working Capital Loan made by the Lender pursuant to subsection 2.4 shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 with appropriate insertions (the "Working Capital Note"), payable to the order of the Lender. The Working
 --------------------
Capital Note shall (i) be dated the Second Capital Contribution Date, (ii) represent the Borrower's obligation to pay the unpaid principal amount of the outstanding Working Capital Loan made by the Lender, (iii) bear interest for the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, subsection 3.3, (iv) be entitled to the benefits of this Agreement, the Security Deposit Agreement and the Borrower Pledge Agreement, and if the Liens on the Collateral have not been released pursuant to subsection 9.3, the other Collateral Security Documents and (v) be stated to mature on the date which is 15 years after the Second Capital Contribution Date.

          (e) The Lender is hereby authorized to record the date, type and amount of each Pre-Completion Loan and Post-Completion Loan made by the Lender and the date and amount of each payment or prepayment of principal of the Loans made by the Borrower, the date of conversion of any Floating Rate Loan to a Fixed Rate Loan, and in the case of Floating Rate Loans, the Eurodollar Interest Period and interest rate with respect thereto, and in the case of Fixed Rate Loans, the Fixed Interest Rate with respect thereto, on the schedules annexed to and constituting a part of such Notes, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by the Lender to make any
                         --------
such endorsement shall not affect the obligations of the Borrower hereunder or under such Notes in respect of the Pre-Completion Loans and Post-Completion Loans made by the Lender hereunder.

          2.8  Use of Proceeds. During the Pre-Completion Loan Period, the
               ---------------
proceeds of the Pre-Completion Loans shall be used by the Borrower for the payment of Certified Expenses specified in clauses (a), (b), (d), (e) and (f) of the definition thereof. During and after the Post-Completion Loan Period, the proceeds of the Loans may be used by the Borrower (a) with respect to the Initial Working Capital Deposit Amount, for the purposes specified in subsection 7.7(b), (b) for other purposes specified in subsections 7.3 and 7.7 and (c) for the payment of Certified Expenses.


          SECTION 3. PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT; FEES AND
                     PAYMENTS
                     ---------------------------------------------------------

          3.1  Financing Fees; Origination Fee.  (a) The Borrower agrees to pay
               -------------------------------
to the Lender a financing fee (a "Financing Fee") on each Loan, computed at the
                                  -------------
rate of 1/2 of 1% on the principal amount of such Loan. Such Financing Fee shall be paid with the proceeds of a Loan on the Borrowing Date for such Loan.

          (b) On the Closing Date, the Borrower paid, to GEPFC, as the Original Lender, a loan origination fee (the "Origination Fee") equal to $1,250,000. The
                                     ---------------
Borrower and the Lender hereby agree that on the Second Capital Contribution Date, they shall recalculate the amount of the Origination Fee (the "Redetermined Origination Fee") and the amount of the Post-Completion Commitment
 ----------------------------
based on the expected utilization of the Post-Completion Commitment. If the amount of such Redetermined Origination Fee, together with the interest thereon that would have accrued at the applicable interest rate set forth in subsection
4.4 of the Construction Loan Agreement for the period from and including the Closing Date (as defined in the Construction Loan Agreement) to but excluding the Second Capital Contribution Date, is less than the amount of the Origination Fee, together with interest thereon which accrued at the applicable interest rate set forth in subsection 4.4 of the Construction Loan Agreement for the construction loan which financed the Origination Fee for such period, a prepayment of the Loans shall be made pursuant to subsection 3.2(g).

          3.2  Commitment Reductions; Optional and Mandatory Prepayments. (a)
               ---------------------------------------------------------
The Borrower shall pay each Loan (other than the Working Capital Loan) in consecutive quarterly installments of principal on each Installment Payment Date occurring after the Borrowing Date with respect to such Loan in the amount set forth on Schedule 6. The Borrower shall pay the Working Capital Loan on the date which is 15 years after the Second Capital

Contribution Date. The amortization schedule will be calculated on or prior to the Second Capital Contribution Date based on the assumptions that (i) the interest rate for each Fixed Rate Loan is the Fixed Interest Rate as determined in accordance with clause (b) of the definition thereof, (ii) the interest rate for each Floating Rate Loan and for each Floating Rate Loan which is converted to a Fixed Rate Loan pursuant to the provisions hereof is 10.50% and (iii) the Loans amortize in consecutive quarterly installments of principal and interest during the maturity thereof. On each Installment Payment Date, the Commitments shall automatically be reduced by the aggregate principal amount of payments made in respect of the Loans on such Installment Payment Date.

          (b) (i) During (A) the Pre-Completion Loan Period and (B) if any Loans (other than the Working Capital Loan) are bearing interest at a Floating Rate, during the post-Completion Loan Period, the Borrower may from time to time prepay such Loans then outstanding, in whole or in part, without premium or penalty. During the Post-Completion Loan Period, if any Loans (other than the Working Capital Loan) are bearing interest at a Fixed Interest Rate, the Borrower may from time to time prepay (x) such Fixed Rate Loans (other than the Working Capital Loan) then outstanding, in whole or in part, at 100% of the principal amount so prepaid plus the Yield-Maintenance Premium and (y) the Working Capital Loan, in whole or in part, without premium or penalty. Optional prepayments pursuant to this subsection 3.2(b) shall be made upon at least two Working Days' prior written irrevocable notice to the Lender, specifying the date and amount of such prepayment. If any such notice is given, the Borrower will make the prepayment specified therein and such prepayment shall be due and payable on the date specified therein, together with interest accrued thereon to the date of prepayment. Optional prepayments shall be applied to the installments of principal of the Loans (other than the Working Capital Loan) in the inverse order of maturity.

          (ii) The Borrower may request the Security Agent to transfer to the Lender the cash available in the Required Payments Account to be applied towards any prepayment of the Loans specified in paragraph (i) above, provided, that any
                                                              --------
such prepayment (A) may be made without premium or penalty (except for any Yield-Maintenance Premium payable pursuant to paragraph (i) above) and (B) shall be applied pro rata to the remaining scheduled repayments to be made on the
           --- ----
Post-Completion Note.

          (c) If the Lender has delivered a notice in writing to the Borrower declaring that a Declared Event of Loss has occurred, (i) the Commitments shall terminate forthwith and (ii) the Borrower shall prepay in full, together with any Termination Expense (Benefit) (except in the case of a Declared Event of Loss described in clause (c) of the definition of "Event of Loss" which results solely from any activity of the Limited Partner or any of its Affiliates other than the Limited Partner's interest in the Limited Partnership or any action taken by the Limited

Partner or any of its Affiliates, in which case the related Termination Expense (Benefit), if any, shall not be payable), the unpaid principal amount of the then outstanding Pre-Completion Note, Working Capital Note and Post-Completion Note, as the case may be, together with accrued interest thereon to the date of prepayment and shall pay any unpaid Financing Fee, Commitment Fee, if any, and other fees accrued hereunder to the date of prepayment, on the earlier of (x) the date occurring 90 days after the date of receipt of such notice from the Lender and (y) the date on which insurance proceeds are received by the Borrower or the Limited Partnership with respect to such Event of Loss; provided, that
                                                               --------
with respect to any such Event of Loss that arises out of the loss, destruction or damage of the Facility, the date specified in clause (x) above shall be extended for an additional period (not to exceed 90 days) if, in the reasonable opinion of the Lender, insurance proceeds sufficient to cover the amounts specified in clause (ii) above will be received within such additional period.

          (d) If a Special Event occurs and is continuing and the Borrower exercises its option pursuant to subsection 14.2 of the Amended and Restated Partnership Agreement to purchase the Preferred Limited Partnership Interest (as defined in the Amended and Restated Partnership Agreement) within the time period specified therein, on the date on which the Borrower exercises such option, it shall prepay in full, without premium or penalty (other than any Termination Expense), the unpaid principal amount of the then outstanding Pre-Completion Note, Working Capital Note and Post-Completion Note, as the case may be, together with accrued interest thereon to the date of prepayment and any Termination Expense (Benefit).

          (e) If the Borrower shall have given the Preferred Limited Partner (as defined in the Amended and Restated Partnership Agreement) irrevocable written notice pursuant to subsection 11.1(a) (ii) of the Amended and Restated Partnership Agreement of the Borrower's intent to exercise its option pursuant to subsection 11.1(a) thereof to purchase such Limited Partner's Limited Partnership Interest (as defined in the Amended and Restated Partnership Agreement), on the proposed purchase date for such Limited Partnership Interest,
(i) the Commitments shall terminate and (ii) the Borrower shall prepay in full 100% of the unpaid principal amount of the Post-Completion Note and the Working Capital Note, together with accrued interest thereon to the date of prepayment and shall pay any unpaid Financing Fee, Commitment Fee, if any, and other fees accrued hereunder to the date of prepayment. Such prepayment may be made with the proceeds of a loan to the Limited Partnership (which will be permitted to distribute such proceeds to the Borrower for purposes of making such prepayment) on terms which are substantially similar to the terms (including, without limitation, interest rate and maturity) applicable to the Post Completion Loans. Such loan shall be secured by a pledge of the interests of the Borrower in the Limited Partnership pursuant to a pledge agreement in form and substance satisfactory to the

Lender and by a first priority lien on the assets of the Limited Partnership (including, without limitation, the Project) pursuant to a security agreement and a mortgage, each in form and substance satisfactory to the Lender.

          (f) If the amount of the Origination Fee, together with the interest which accrued thereon at the applicable interest rate set forth in subsection
4.4 of the Construction Loan Agreement for the period specified in subsection 3.1(b), is greater than the Redetermined Origination Fee, together with the interest that would have accrued thereon at the applicable interest rate set forth in subsection 4.4 of the Construction Loan Agreement for the construction loan which financed the Origination Fee for the period specified in subsection 3.1(b), on the Second Capital Contribution Date, the Borrower shall be deemed to have prepaid the Loans (other than the Working Capital Loan) in an amount equal to the amount of such excess. Any such prepayment shall be applied to the installments of principal of the Loans (other than the Working Capital Loan) in the inverse order of maturity.

          (g) On each Interest Payment Date during and after the Post-Completion Loan Period and on each Installment Payment Date, the cash available in the Debt Service Account shall be transferred to the Lender to pay the amounts due and owing on such dates in accordance with the Security Deposit Agreement.

          (h) (i) If the Quarterly Required Payments Ratio (as defined in the Security Deposit Agreement) for any two consecutive calendar quarters is less than (x) 1.1 to 1.0 during the period from and including the Second Capital Contribution Date to but excluding the date which is six years after the Second Capital Contribution Date or (y) 1.2 to 1.0 during the period from and including the date which is six years after the Second Capital Contribution Date to but excluding the date which is fifteen years after the Second Capital Contribution Date, (ii) if (x) the First Year Required Payments Ratio (as defined in the Security Deposit Agreement) is less than 1.1 to 1.0 and the Quarterly Required Payments Ratio for any two consecutive quarters during the annual period from and including the date which is two years after the Second Capital Contribution Date to but excluding the date which is three years after the Second Capital Contribution Date is less than 1.1 to 1.0 or (y) the Eighth Year Required Payments Ratio (as defined in the Security Deposit Agreement) is less than 1.2 to 1.0 and the Quarterly Required Payments Ratio for any two consecutive quarters during the annual period from and including the date which is nine years after the Second Capital Contribution Date to but excluding the date which is ten years after the Second Capital Contribution Date is less than 1.2 to 1.0 or (iii) if an Event of Default has occurred and is continuing, any amount in the Required Payments Account shall be applied to prepay the Loans then outstanding pro rata with respect to the remaining scheduled repayments to be made on the Post-Completion Note.

          (i)  Payments and prepayments made pursuant to paragraphs (a), (b),
(c), (d), (e), (g) and (h) of this subsection 3.2 may not be reborrowed.

          3.3  Interest Rates and Payment Dates. (a) (i) During the Pre-
               --------------------------------
Completion Loan Period, (x) the unpaid principal amount of the Pre-Completion Loans (other than the Designated Pre-Completion Loan (as defined in the Original Loan Agreement)) shall bear interest for each Eurodollar Interest Period at the Floating Rate (as defined in the Original Loan Agreement) and (y) the unpaid principal amount of the Designated Pre-Completion Loan shall bear interest for each Eurodollar Interest Period at the Special Floating Rate.

          (ii) On the Second Capital Contribution Date Pre-Completion Loans in the aggregate principal amount of $115,000,000 shall be converted to Fixed Rate Loans bearing interest at the Fixed Interest Rate and the balance of the Pre-Completion Loans shall continue to bear interest at the Floating Rate.

         (iii) The unpaid principal amount of Post-Completion Loans (other than the Working Capital Loan) borrowed on or after the Second Capital Contribution Date may, at the option of the Borrower, bear interest for each Eurodollar Interest Period at the Floating Rate or bear interest at the Fixed Interest Rate.

          (iv) The Borrower shall have the option at any time prior to the eighth anniversary of the Second Capital Contribution Date to convert the Floating Rate Loans to Fixed Rate Loans bearing interest at the Fixed Interest Rate on the date of conversion, in whole or in part (provided integral multiples of $5,000,000 are so converted) by giving the Lender seven Business Days irrevocable prior written notice of its election to convert specifying the amount to be converted and the requested conversion date. Fixed Rate Loans may not be converted to Floating Rate Loans.

          (v) The unpaid principal amount of the Working Capital Loan shall bear interest at the Commercial Paper Rate for the period from and including the date thereof until payment in full thereof.

          (b) If all or a portion of the principal amount of any Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to subsection 3.3(a) (i), (ii), (iii), (iv) or (v) from the date of such non-payment until paid in full (as well after as before judgment).

          (c) Interest on the aggregate unpaid principal amount of the Loans shall be payable in arrears on each Interest Payment Date. Subject to the satisfaction of the conditions precedent set forth in subsections 5.2 and 5.4, any interest on Pre-Completion Loans may be paid from the proceeds of a Pre-Completion Loan. Each payment of interest shall be deemed to be a separate Pre-Completion Loan pursuant to subsection 2.1; provided, that, after giving effect to any such payment of interest, the
--------  ----
aggregate outstanding principal amount of all Pre-Completion Loans shall not exceed the Pre-Completion Commitment. Any such payment of interest shall be evidenced by the Pre-Completion Note and shall be credited against the amount of interest accrued but unpaid on such Pre-Completion Note and such accrued but unpaid interest shall thereupon be deemed paid in the amount of such interest payment.

          3.4  Making of Payments. All payments due hereunder or under the Notes
               ------------------
on account of principal, interest, fees, and any other obligation incurred hereunder shall be paid to the Lender, by wire or electronic transfer for deposit at United States Trust Company of New York to the credit of Union Bank of Switzerland, as Collateral Agent, account no. 014813, ABA Number: 021-001-318, reference: for deposit on behalf of State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but as Owner Trustee or such other account as the Lender may from time to time specify to the Borrower, in freely transferable Dollars and in immediately available funds without set-off or counterclaim. All payments hereunder shall be made without any presentment of the Notes to the Borrower, but upon payment in full of the Notes, the holder thereof shall cancel them and return them to the Borrower. If any payment hereunder (other than payments on Floating Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on Floating Rate Loans becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

          3.5  Computation of Interest and Fees. (a) Interest in respect of
               --------------------------------
Floating Rate Loans and all fees hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest in respect of Fixed Rate Loans and the Working Capital Loan shall be calculated on the basis of a 365/ 366-day year for the actual days elapsed.

          (b) The Lender shall as soon as practicable notify the Borrower of each determination of a Floating Rate, Fixed Interest Rate and Commercial Paper Rate. The determination of any of such rates by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          3.6  Inability to Determine Eurodollar Rate. In the event that the
               --------------------------------------
Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable for any Eurodollar Interest Period with respect to (a) proposed Floating Rate Loans or (b) the continuation of Floating Rate Loans beyond the expiration of the then current Eurodollar Interest Period therefor, the Lender shall give notice of such event to the Borrower. Within 30 days following the date of such notice by the Lender, the Lender and the Borrower shall enter into negotiations in good faith with a view to agreeing to an alternative basis acceptable to the Borrower and the Lender for determining the interest rate (the "Substitute Eurodollar Rate") which shall
                                        ---------------------------
be applicable during such Eurodollar Interest Period for the Floating Rate Loans to which such Eurodollar Interest Period applies and which shall reflect the cost to the Lender of funding such Floating Rate Loans for such Eurodollar Interest Period from alternate sources plus 165 basis points. At the expiration of 30 days from the giving of such notice by the Lender, the Substitute Eurodollar Rate agreed to by the Lender and the Borrower shall take effect with respect to such Eurodollar Interest Period from the beginning of such Eurodollar Interest Period.

          3.7  Extension of Post-Completion Loan Period. (a) The Borrower shall
               ----------------------------------------
have the option on the date (the "Extension Date") which is two years after the
                                  ---------------
Second Capital Contribution Date to extend the Post-Completion Loan Period for an additional year to the date which is three years after the Second Capital Contribution Date (the "Extension Period"), upon delivery of a written notice to
                        ------------------
the Lender to such effect within 30 days prior to the Extension Date and the payment of a commitment fee (the "Commitment Fee") computed at the rate of 1/4
                                  ---------------
of 1% on the unused portion of the Post-Completion Commitment (or such lesser amount as may be determined in accordance with paragraph (b) below) on such Extension Date. If the Borrower shall have extended the Post-Completion Loan Period in accordance with the preceding sentence, on the date (the "Additional
                                                                    ----------
Extension Date") which is three years after the Second Capital Contribution
---------------
Date, the Borrower shall have the option to extend the Post-Completion Loan Period for an additional year to the date which is four years after the Second Capital Contribution Date, upon delivery of a written notice to the Lender to such effect within 30 days prior to the Additional Extension Date and the payment of an additional Commitment Fee on the Additional Extension Date. Subject to the satisfaction of the conditions precedent set forth in subsections
5.3 and 5.4, any Commitment Fee may be paid from the proceeds of a Post-Completion Loan. Each payment of a Commitment Fee shall be deemed to be a separate Post-Completion Loan pursuant to subsection 2.4; provided, that, after
                                                          --------
giving effect to any such payment of a Commitment Fee, the principal amount of the Loans shall not exceed the Post-Completion Commitment. Any such payment of a Commitment Fee shall be evidenced by the Post-Completion Note.

          (b) If the Borrower shall exercise either or both of its options set forth in paragraph (a) above, the Borrower shall specify, in the written notice delivered to the Lender pursuant to such paragraph, the amount of the Post-Completion Commitment to be in effect during the Extended Period and the Additional Extended Period, if any; provided, that in no event shall such Post-
                                    --------
Completion Commitment exceed the sum of (i) the principal amount of the Loans on the Extension Date or the Additional Extension Date, as the case may be, and
(ii) the unused portion of the Post-Completion Commitment on the day immediately preceding the Extension Date or the Additional Extension Date, as the case may be.

          3.8  Increased Costs. (a) Notwithstanding any other provisions of this
               ---------------
Agreement, if any Applicable Law or any change therein or in the interpretation or the application thereof by any Governmental Authority charged with interpretation or administration thereof shall make it unlawful for the Lender to make or maintain Floating Rate Loans as contemplated by this Agreement, the Lender shall give written notice thereof to the Borrower and the obligation of the Lender hereunder to make Floating Rate Loans shall forthwith be suspended so long as such Applicable Law, interpretation or application shall continue, and Loans then outstanding as Floating Rate Loans, if any, shall be converted automatically to Loans bearing interest at the Substitute Eurodollar Rate (as determined in accordance with subsection 3.6) on the next succeeding Interest Payment Date or within such earlier period as may be required by law. If any such conversion of Floating Rate Loans is made on a day which is not the last day of a Eurodollar Interest Period, the Borrower shall pay to the Lender upon the Lender's request, such amount or amounts as may be necessary to compensate the Lender for any loss or expense sustained or incurred by the Lender in respect of the Floating Rate Loans as a result of such conversion, including but not limited to any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain the Floating Rate Loans hereunder, and shall pay to the Lender the Eurodollar Rate on such Floating Rate Loans to the date of such automatic conversion. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive absent manifest error.

          (b) In the event that any Applicable Law or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) received from any central bank or monetary authority or other Governmental Authority:

          (i) does or shall subject the Lender to any tax of any kind whatsoever or change therein with respect to this Agreement, the Notes or any Floating Rate Loan hereunder, or the performance by the Lender of its obligations hereunder, or change the basis of taxation of payments to the Lender of principal, commitment fees, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender); or

          (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by (including, without limitation, all Eurocurrency funding by and all Eurocurrency liabilities), any office of the Lender which are not otherwise included in the determination of the Eurodollar Rate; or

         (iii) does or shall impose on the Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Lender of making, committing to make, renewing or maintaining Floating Rate Loans or to reduce any amount receivable thereunder, then, in any such case, the Borrower shall promptly pay to the Lender, upon its demand, such additional amount which will compensate the Lender for such additional cost or reduced amount receivable which the Lender deems to be material as determined by the Lender with respect to this Agreement, the Notes or the Floating Rate Loans hereunder.

          (c) In the event that the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by any material amount, then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

          (d) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection 3.8, it shall promptly notify the Borrower thereof. A certificate as to any additional amounts payable pursuant to this subsection
3.8 submitted by the Lender to the Borrower shall be conclusive absent manifest error. The covenants contained in this subsection 3.8 shall survive the termination of this Agreement and payment of the Notes.

          (e) In the event that the Borrower shall receive a certificate with respect to additional amounts payable pursuant to subsection 3.8(a) or (b) in respect of Floating Rate Loans, the Borrower shall have the option during the Pre-Completion Loan Period, exercisable by notice to the Lender at least three Working Days prior to the next succeeding Interest Payment Date, to convert all then outstanding Floating Rate Loans to loans bearing interest at the Substitute Eurodollar Rate (as determined in accordance with subsection 3.6) on such next succeeding Interest Payment Date. Should such option be exercised, the Lender agrees that in the event that such additional amounts pursuant to this subsection 3.8 would at any time during the PreCompletion Loan Period no longer be payable with respect to Floating Rate Loans, the Lender shall promptly notify the Borrower thereof and as soon as practicable thereafter, the outstanding loans bearing interest at the Substitute Eurodollar Rate shall be converted to Floating Rate Loans.

          3.9  Indemnity. The Borrower agrees to indemnify the Lender and to
               ---------
hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on the Floating Rate Loans, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with subsection 2.2 or 2.5 or (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with subsection 3.2 or (d) a prepayment by the Borrower of Floating Rate Loans on a day which is not the last day of a Eurodollar Interest Period, including, but not limited to, any lost yield on such Loans at the applicable interest rates provided for herein, but excluding any lost opportunity costs. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          3.10 Taxes. All payments made by the Borrower under this Agreement
               -----
and the Notes shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding net income taxes and franchise taxes based upon net income of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) and net income taxes and franchise taxes based upon net income of the country in which the Lender is organized or in which its Eurodollar lending office is located or any political subdivision or taxing authority thereof or therein (such nonexcluded taxes being called "Indemnified
                                                                   -----------
Taxes"). If any Indemnified Taxes are required to be withheld from any amounts
-----
payable to the Lender hereunder or under the Notes, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all

Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Indemnified Tax is paid by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

          3.11  Limitation of Liability. The Lender agrees that the liability of
                -----------------------
the Borrower under this Agreement, the Notes and the other Obligations shall be limited to the Collateral and the rights and remedies of the Lender against the Collateral pursuant to the Collateral Security Documents; provided, however,
                                                          --------
that the Lender shall have full recourse to the Borrower and all of its assets in an amount equal to 10% of the then outstanding Obligations less the amount of cash or cash equivalents in the Working Capital Fund. Except to the extent set forth in the immediately preceding sentence, in no event shall the Borrower or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for the Obligations. Nothing herein shall limit the full recourse of the Lender to the Collateral pursuant to the Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Transaction Document or in any certificate or other document delivered pursuant hereto or thereto.


         SECTION 4. REPRESENTATIONS AND WARRANTIES
                    ------------------------------

         In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Lender that as of the date hereof and as of each Borrowing Date:

         4.1    Financial Statements. (a) The unaudited balance sheet of the
                --------------------
Borrower as of June 30, 1992 and the related unaudited statements of income and partners' capital and changes in partners' capital and cash flow for the period then ended, heretofore furnished to the Lender and certified by a Responsible Officer of the General Partner, are complete and correct in all material respects and fairly present the financial condition of the Borrower on such date and the results of its changes in partners' capital and cash flow for the period then ended, in conformity with GAAP applied on a consistent basis. All liabilities, direct and contingent, of the Borrower on such date required to be disclosed pursuant to GAAP are disclosed in such balance sheet.

          (b) Since December 31, 1989, no material adverse change has occurred in (i) the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or (ii) the Borrower's ability to perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party, and, except as contemplated by this Agreement, the Construction Loan Agreement and the Amended and Restated Partnership Agreement, no additional Indebtedness has been incurred by the Borrower.

          4.2  Partnership Existence and Business: Partners. (a) The Borrower is
               --------------------------------------------
a limited partnership duly organized and validly existing under the laws of the State of Texas, and is duly qualified to do business in the States of New York and New Jersey, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Certificate of Limited Partnership of the Borrower has been duly filed in the office of the Secretary of State of Texas and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Borrower except those which have been duly made or performed. The Borrower is the sole general partner of the Limited Partnership, and is engaged solely in: (i) the business of being the general partner of the Limited Partnership, (ii) activities permitted pursuant to this Agreement, (iii) the performance of the Limited Partnership's obligations pursuant to the Basic Documents and the Operative Documents and (iv) to the extent permitted by subsection 8.20 of the Construction Loan Agreement and subsection 7.3(a) (i) of the Amended and Restated Partnership Agreement, the performance of the Limited Partnership's obligations pursuant to any agreements relating to the Exxon System.

          (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business in the States of New York and New Jersey, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The General Partner is the sole general partner of the Borrower.

          (c) The only partners of the Borrower on the date of execution and delivery of this Agreement are the General Partner, as the sole general partner, and the Limited Partner, as the sole limited partner.

          (d) The Borrower has one Subsidiary, which Subsidiary is the Limited Partnership. The General Partner has only one Subsidiary, which is the Borrower.

          4.3  Compliance with Law. Each of the Borrower and the General Partner
               -------------------
is in compliance with all Requirements of Law.

          4.4  Power and Authorization: Enforceable Obligations. (a) The
               ------------------------------------------------
Borrower has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Agreement, the Notes and the other Transaction Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and to act as the managing general partner of the Limited Partnership. The Borrower has taken all necessary partnership and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement, the Notes and the other Transaction Documents to which it is a party, to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents to which it is a party and to grant the Liens provided for therein. No consent or authorization of, filing with, or other act by or in respect of any other Person (including the General Partner) is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower or the validity or enforceability as to the Borrower of this Agreement, the Notes and the other Transaction Documents except the filings and recordings necessary to perfect the Liens created by the Collateral Security Documents and except for the Governmental Approvals and other consents and approvals set forth on Schedule 3 and 7 to the Construction Loan Agreement. Each of this Agreement, the Pre-Completion Note and the other Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. Except as otherwise disclosed in writing to the Lender, neither the Partnership Agreement, the Amended and Restated Partnership Agreement, once executed and delivered by the parties thereto, or any of the Collateral Documents to which the Borrower is a party has been amended or modified except in accordance with subsection 7.6, and all such documents are, or upon execution and delivery thereof, will be in full force and effect.

          (b) The General Partner has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform the Collateral Security Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and to act as the managing general partner of the Borrower. The General Partner has taken all necessary corporate and legal action to authorize the execution, delivery and performance of the Collateral Security Documents to which it is or is to become a party and to grant the Liens provided for therein. No consent or authorization of, filing with, or other act by or in respect of any other Person (including, without limitation, any stockholder of the General Partner) is required in connection with the execution, delivery or performance by the General Partner or the validity or enforceability as to the General Partner of the Collateral Security Documents to which it is a party. Each of the Partnership Agreement and the other Collateral Security Documents to which the General Partner is a party has been duly executed and delivered by the General Partner and constitutes, and each of the other Collateral Security Documents to which the General Partner is to become a party will upon execution and delivery thereof by the General Partner and the other parties thereto (if any) constitute, a legal, valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          (c) The Partnership Agreement has been duly authorized, executed and delivered by each of the Partners and constitutes a valid and legally binding obligation of each of the Partners enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          4.5   No Legal Bar. The execution, delivery and performance of this
                ------------
Agreement, the Notes and the other Transaction Documents, the creation of the Liens provided for in the Collateral Security Documents, the borrowings by the Borrower hereunder, and the use of the proceeds thereof, (a) will not violate any Requirement of Law applicable to the Borrower or the General Partner, (b) will not violate or result in any breach of, or constitute any default under, any Contractual Obligation of the Borrower or the General Partner, except to the extent that the failure to comply therewith could not reasonably be expected to
(i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner, as the case may be, or (ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Transaction Documents to which it is a party, and (c) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower or the General Partner pursuant to any Requirement of Law or Contractual Obligation, except for Permitted Liens. No approvals or consents of any trustee or any holder of any indebtedness, obligations or securities of the Borrower or the General Partner are required in connection with the execution, delivery and performance by the Borrower or the General Partner of any Transaction Document to which it is or is to become a party, except such as have been duly obtained and are in full force and effect.

          4.6   No Proceeding or Litigation. Except as disclosed by the Borrower
                ---------------------------
to the Lender in writing on or prior to the

Closing Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened against the Borrower or the General Partner, or against any of their respective properties, rights, revenues or assets (a) which could reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or the General Partner, (b) which could reasonably be expected to impair the value of the security granted to the Lender pursuant to the Collateral Security Documents or (c) which could reasonably be expected to have a material adverse effect on the ability of the Borrower or the General Partner to perform its obligation under any Transaction Document to which it is a party.

          4.7  No Default or Event of Loss. Neither the Borrower nor the General
               ---------------------------
Partner is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner or (ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Transaction Documents to which it is a party. No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred which has not been notified in writing to the Lender pursuant to subsection 6.12.

          4.8  Ownership of Property; Liens. The Borrower has good title in fee
               ----------------------------
simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, free and clear of all liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of such property which has been executed by, or with the permission of, the Borrower or the General Partner is on file in any recording office, except such as has been filed in favor of the Lender or as evidences Permitted Liens.

          4.9  Taxes. (a) The General Partner has filed or caused to be filed
               -----
all tax returns which are required to be filed by it or by the Borrower, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it or the Borrower or any of its or the Borrower's property and all other taxes, fees or other charges imposed on it or the Borrower or any of its or the Borrower's property by any Governmental Authority, except taxes, fees and other charges not yet due and payable or which are being contested in accordance with the provisions of subsection 6.9.

          (b) Except for (i) transfer taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of any Collateral Security Document and the filing of financing statements required to perfect the Lender's rights under the Collateral Security Documents, if any, which shall have been paid in full by the Borrower on or before each Borrowing Date to the extent required hereunder, and (ii) other taxes or fees, if any, which are indemnified against by the Borrower pursuant to subsection 3.10 and which shall have been paid in full by the Borrower on or before each Borrowing Date hereunder to the extent then required and (iii) taxes imposed with respect to the Lender by the jurisdiction in which the Lender is organized, doing business or in which an office of the Lender is located or any political subdivision or taxing authority thereof or therein, to the best knowledge of the Borrower, neither the execution and delivery of this Agreement, the Notes or any other Transaction Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or by the State of New York or the State of New Jersey or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to the Lender.

          4.10  Federal Regulations. Neither the Borrower nor the General
                -------------------
Partner is engaged or will engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

          4.11  ERISA. No Reportable Event has occurred during the immediately
                -----
preceding six-year period with respect to any Plan, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such benefits. Neither the Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA if the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvency nor, to the best knowledge of the Borrower, is any such Reorganization or Insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

          4.12  Investment Company Act. Neither the Borrower nor the General
                ----------------------
Partner is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.13  Collateral Security Documents. (a) The Collateral Security
                -----------------------------
Documents are effective to create, in favor of the Lender, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) and (i) all necessary and appropriate recordings and filings have been duly effected in all appropriate public offices and (ii) any cash required to be deposited in the Debt Service Account has been so deposited so that the liens and security interests created by the Collateral Security Documents constitute perfected first liens (other than as to the Permitted Liens) on the Collateral and prior (other than as to the Permitted Liens) perfected security interests in all right, title, estate and interest of the Borrower, in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) described therein (other than any item of Collateral as to which a security interest cannot be perfected by filing, recording, registering or, in the case of the cash, cash equivalents, instruments and securities in the Debt Service Account, possession), prior and superior to all other Liens, existing or future, except Permitted Liens. The recordings and filings shown on the applicable schedules to such Collateral Security Documents, the registration on the books of the Borrower of the pledge effected by the Borrower Pledge Agreement and the continuous possession by the Security Agent of the cash required to be deposited in the Debt Service Account are all the recordings, filings and other action necessary and appropriate in order to establish, protect and perfect the Lender's lien on and security interest in the right, title, estate and interest of the Borrower in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material).

          4.14  Full Disclosure. No representation, warranty or other statement
                ---------------
made by the Borrower or the General Partner in any Transaction Document or in any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrower or the General Partner, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which the

Borrower has not disclosed to the Lender in writing prior to the date hereof which materially adversely affects,, or which could reasonably be expected in the future to materially adversely affect, the properties, business, operations or financial condition of the Borrower or the General Partner or the ability of the Borrower or the General Partner to perform its obligations under any Transaction Document to which it is or is to be a party.

          4.15  Principal Place of Business, Etc. The principal place of
                --------------------------------
business and chief executive office of the Borrower, and the office where the Borrower keeps its records concerning the Collateral and all contracts relating thereto, is located at 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas.

          4.16  Representations and Warranties. The representations and
                ------------------------------
warranties of the Borrower contained in the Transaction Documents (other than this Agreement) were true and correct on and as of the dates when made, and, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date), the Borrower hereby confirms each such representation and warranty with the same effect as if set forth in full herein.

          4.17  Environmental Matters. (a) (i) There are and have been no
                ---------------------
Hazardous Materials at, upon, under or within or discharged or emitted from any property of the Borrower, including, without limitation, the air, subsurface, soil, surface and ground water and aquifers of any property (including, without limitation, the Collateral) of the Borrower except for such Hazardous Materials as may be permitted to be maintained thereon in accordance with any Relevant Environmental Law and have been maintained in accordance with all Relevant Environmental Laws; and

          (ii) no Environmental Discharges have occurred at, upon, under, within or from any property (including, without limitation, the Collateral) of the Borrower.

          (b) No Environmental Notice has been received by the Borrower with respect to any Adverse Environmental Event.

          (c) (i) With respect to any property (including, without limitation, the Collateral) of the Borrower there are and have been no violations of any Relevant Environmental Law, except for violations which do not constitute an Adverse Environmental Event;

          (ii) no outstanding order, judgment or decree which constitutes an Adverse Environmental Event has been entered with respect to the Borrower or any property (including, without limitation, the Collateral) of the Borrower; and

        (iii) no other event has occurred which constitutes an Adverse Environmental Event.

          The representations set forth in this subsection 4.17 relating to conditions existing on any property (including, without limitation, the Collateral) of the Borrower prior to the acquisition of such property by the Borrower shall be made only to the best knowledge of the Borrower after diligent inquiry.


          SECTION 5. CONDITIONS PRECEDENT
                     --------------------

          5.1  Conditions to Closing Date. The agreement of the Lender to make
               --------------------------
any Loan requested to be made by it on or after the date of the Original Loan Agreement is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions were satisfied (February 22, 1990) being referred to herein as the "Closing Date"):
                                 ------------

          (a)  Pre-Completion Note. The Lender shall have received the Pre-
               -------------------
     Completion Note, conforming to the requirements of subsection 2.7(a), and duly executed and delivered by the Borrower.

          (b)  Agreement. The Lender shall have received a counterpart of this
               ---------
     Agreement, duly executed and delivered by the Borrower.

          (c)  Construction Loan Agreement. The Lender shall have received
               ---------------------------
     counterparts of the Construction Loan Agreement, duly executed and delivered by the Limited Partnership, GEPFC and the lenders parties thereto.

          (d)  capital Contribution Agreement. The Lender shall have received
               ------------------------------
     counterparts of the Capital Contribution Agreement, duly executed and delivered by the respective parties thereto.

          (e)  Partnership Agreement. The Lender shall have received a true and
               ---------------------
     complete copy of the Partnership Agreement, certified by the General Partner as such on the Closing Date.

          (f)  Legal Opinion. The Lender shall have received the opinion of
               -------------
     counsel to the Borrower and the General Partner, dated the Closing Date, substantially in the form of Exhibit B to the Original Loan Agreement.

          (g)  Authorizing Actions. All partnership,, corporate and other
               -------------------
     proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Lender and its counsel; and the Lender and its counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of partnership and corporate proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrower and the General Partner, as the Lender or its counsel may reasonably request.

          (h)  Good Standing Certificates. The Lender shall have received copies
               --------------------------
     dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the General Partner in Texas, New Jersey and New York and the legal existence of the Borrower in Texas, New Jersey and New York.

          (i)  Financial Statements. The Lender shall have received from the
               --------------------
     Borrower the financial statements referred to in subsection 4.1(a) of the Original Loan Agreement.

          (j)  Insurance Coverage. The Lender shall have received binders for,
               ------------------
     or other evidence satisfactory to it (including, if requested by the Lender, certificates of insurers, independent brokers and the Borrower) of, the maintenance of and payment of premiums with respect to insurance required to be maintained by the Borrower pursuant to the provisions of this Agreement and any other Transaction Document in effect on the Closing Date.

          (k)  Partnership Interest Pledge Agreements. The Lender shall have
               --------------------------------------
     received the Borrower Pledge Agreement and the General Partner Pledge Agreement, each dated the Closing Date and duly executed and delivered by the Borrower or the General Partner, as the case may be.

          (l)  Collateral Agency Agreement. The Lender shall have received the
               ----------------------------
     Collateral Agency Agreement, dated the Closing Date and duly executed and delivered by the parties thereto.

          5.2  Conditions to Pre-Completion Loans. The obligation of the Lender
               ----------------------------------
to make any Pre-Completion Loan on any Borrowing Date during the Pre-Completion Loan Period is subject to the satisfaction of the following conditions:

          (a)  Affiliate Loans. If the proceeds of any Pre-Completion Loan will
               ---------------
     be used by the Borrower to make a loan to any of its Affiliates, such loan shall be evidenced by a note which contains terms and conditions reasonably satisfactory to the Lender and shall be secured in a manner reasonably satisfactory to the Lender, and the Lender shall have received (i) copies' of any collateral security documents reasonably requested by the Lender and
     (ii) such title insurance, surveys, lien searches, opinions and other documents (including, without limitation, valuations, appraisals, and environmental and engineering reports) as the Lender shall have reasonably requested, in each case, in form and substance reasonably satisfactory to the Lender,

          (b) Perfection of Liens and Security Interests. All filings,
              ------------------------------------------
     recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Lender's lien on and perfected security interest in all right, title, estate and interest of the Borrower IN and to all Collateral covered by the Collateral Security Documents entered into on or prior to such Borrowing Date, prior and superior to all other Liens, existing or future, except Permitted Liens, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower. The Lender shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest in the right, title, estate and interest of the Borrower in and to all Collateral covered by such Collateral Security Documents.

          (c) Note Pledge Agreements. If the Borrower shall make a loan to any
              ----------------------
     of its Affiliates with the proceeds of such Pre-Completion Loan or any other Pre-Completion Loan, the Lender shall have received the Note Pledge Agreement and any supplements thereto.

          (d) Conditions to Construction Loan Agreement. The conditions
              -----------------------------------------
     precedent to the conversion of the pre-construction loans to construction loans set forth in the Construction Loan Agreement shall have been duly satisfied, or waived by the parties thereto with the consent of the Lender by the Construction Conversion Date.

          (e) Section 5.1 Conditions. The conditions to the Closing Date set
              ----------------------
     forth in subsection 5.1 shall have been satisfied.

          5.3 Conditions to Post-Completion Loans. The obligation of the Lender
              -----------------------------------
to make any Post-Completion Loan on any Borrowing Date during the Post-Completion Loan Period is subject to the satisfaction of the following conditions:

          (a) Notes. The Lender shall have received the Post-Completion Note and
              -----
     the Working Capital Note, conforming to the requirements of subsection 2.7(c) and 2.7(d), respectively, and duly executed and delivered by the Borrower.

          (b) Fixed Charge Coverage Ratio. The Lender shall have received within
              ---------------------------
     S Business Days prior to any Borrowing Date, pro forma financial statements of the Limited Partnership, reasonably acceptable to the Lender, calculated in accordance with Schedule 2, that show the Limited

     Partnerships projections of its net income for each year during the remaining Preferred Distribution Period. Except with respect to the Working Capital Loan, the Fixed Charge Coverage Ratio, as calculated from such pro forma financial statements, shall be projected to be at least equal to 1.20 to 1.00 for each year during the Preferred Distribution Period.

          (c) Conditions to Capital Contribution Agreement. The conditions
              --------------------------------------------
     precedent to the making by the Owner Trustee of capital contributions to the Limited Partnership on the Second Capital Contribution Date, shall have been satisfied or waived by the parties thereto with the consent of the Lender on or prior to the Second Capital Contribution Date.

          (d) Completion Certificate. The Lender shall have received a
              ----------------------
     counterpart of the Completion Certificate.

          (e) Section 5.1 Conditions. The conditions to the Closing Date set
              ----------------------
     forth in subsection 5.1 shall have been satisfied.

          (f) Security Deposit Agreement. The Lender shall have received a copy
              --------------------------
     of the Security Deposit Agreement, duly executed by the Limited Partnership, the Borrower, GEPFC, the Lender and the Security Agent.

          (g) Schedule 6. The amortization schedule for the Post-Completion
              ----------
     Loans shall have been determined to the reasonable satisfaction of the Borrower and the Lender in accordance with the provisions of subsections 2.7(c) and 3.2(a).

          5.4 Conditions to All Loans. The obligations of the Lender to make
              -----------------------
any Pre-Completion Loan or Post-Completion Loan are subject to the satisfaction, on the Borrowing Date for such Loan, of the following conditions precedent:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
     made by the Borrower or the General Partner herein, in any other Transaction Document to which it is a party, or in any Basic Document or Operative Document to which it is a party, or which are contained in any certificate, document, financial or other statement furnished by the Borrower or the General Partner hereunder or thereunder or in connection herewith or therewith, shall be true and correct on and as of such Borrowing Date as if made on and as of such date, except to the extent that such representations and warranties relate specifically to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date).

          (b) No Default, Event of Default or Event of Loss. No Default or Event
              ---------------------------------------------
     of Default shall be in existence on such

     Borrowing Date, or shall occur after giving effect to the Loan to be made on such Borrowing Date. No Declared Event of Loss shall be in existence on such Borrowing Date. Satisfaction of this condition with respect to any particular Default, Event of Default or Event of Loss shall not constitute satisfaction of this condition with respect to any other Default, Event of Default or Event of Loss, including, without limitation, a subsequent Default, Event of Default or Event of Loss which arises out of identical or similar circumstances.

          (c) Borrowing Certificate. In the case of each Pre-Completion Loan and
              ---------------------
     Post-Completion Loan, the Lender shall have received from the Borrower, a Pre-Completion Loan Borrowing Certificate or a Post-Completion Loan Borrowing Certificate, as the case may be, dated such Borrowing Date.

          (d) Notice of Borrowing. In the case of each Pre-Completion Loan and
              -------------------
     Post-Completion Loan, the Lender shall have received from the Borrower, a Notice of Borrowing referred to in subsection 2.2 or 2.5, as the case may be.

          (e) Additional Documents. The Lender shall have received such other
              --------------------
     documents and opinions as may be reasonably requested by it.

          (f) Additional Matters. All other documents and legal matters in
              ------------------
     connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Lender and its counsel.


          SECTION 6. AFFIRMATIVE COVENANTS
                     ---------------------

          So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is Owing to the Lender hereunder or under the Collateral Security Documents, the Borrower hereby agrees that:

          6.1  Conduct of Business, Maintenance of Existence, Etc. The Borrower
               --------------------------------------------------
shall at all times (i) engage solely in the business of being the sole general partner of the Limited Partnership, making loans to Affiliates and any other transactions contemplated by subsections 7.3 and 7.7, the performance of the Limited Partnership's obligations pursuant to the Basic Documents and the Operative Documents and to the extent permitted by the Amended and Restated Partnership Agreement, the performance of the Limited Partnership's obligations pursuant to any agreements relating to the Exxon System and (ii) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the State of Texas and its qualification to do business in the States of New Jersey, New York and Texas and in each other jurisdiction in which the conduct of its business requires such qualification. The General Partner will (i) engage solely in the business of being the sole general partner of the Borrower and the performance of the Borrower's obligations pursuant to the Transaction Documents and (ii) will preserve and maintain in full force and effect its existence as a corporation under the laws of the State of Texas and its qualification to do business in the States of New Jersey and New York and in each other jurisdiction in which the conduct of its business requires such qualification.

          6.2  Payment of Obligations. The Borrower will pay, discharge or
               ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other obligations of whatever nature, except for any Indebtedness or other obligations which are being contested in good faith and by appropriate proceedings and to the extent that the Borrower is complying with the relevant provisions of subsection 6.09 or 6.10, as applicable.

          6.3  Performance under Other Agreements. The Borrower shall duly
               ----------------------------------
perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Notes and the other Transaction Documents to which it is a party.

          6.4  Insurance Coverage. Without limiting any of the other obligations
               ------------------
or liabilities of the Borrower under this Agreement, the Borrower shall at all times carry and maintain or cause to be carried and maintained at its own expense such insurance as is customarily maintained by prudent owners of property of the type and in the location of the insured Collateral or cause to be carried and maintained. The Borrower shall also carry and maintain any other insurance that the Lender may reasonably require from time to time. All insurance carried pursuant to this subsection shall be with such insurers, in such amounts and in such form as shall be satisfactory to the Lender.

          6.5  Inspection of Property; Books and Records. The Borrower shall
               -----------------------------------------
keep proper books of record and account in which full, true and correct entries shall be made of all of its transactions in conformity with GAAP, and the Borrower shall permit representatives of the Lender to visit and inspect its properties and, to examine its books of record and account, to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants all at such reasonable times during business hours and at such intervals as the bender may request.

          6.6  Compliance with Laws. (a) The Borrower shall comply with all
               --------------------
laws, rules, regulations and orders, and shall from time to time obtain and comply with all Government Approvals as shall now or hereafter be necessary under applicable law or regulation, except any thereof the non-compliance with which could not reasonably be expected to (i) have a material adverse affect on the business, operations, property, condition (financial or other) or prospects of the Borrower or the rights or interests of the Lender or (ii) materially adversely affect the Borrower's ability to perform its obligations under the Transaction Documents to which it is a party.

          (b) Notwithstanding the foregoing, the Borrower shall cause all Hazardous Materials on any Collateral to be handled and disposed of in compliance with all Relevant Environmental Laws.

          6.7  Financial Statements. (a) The Borrower shall furnish or cause to
               --------------------
be furnished to the Lender:

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as of the end of such fiscal year and the related statements of partners capital and statements of changes in partners' capital and cash flow of the Borrower for such fiscal year, setting forth after fiscal year 1991, in each case in comparative form the figures for the previous fiscal year certified without qualification or exception as to the scope of its audit by independent public accountants of national standing reasonably acceptable to the Lender;

          (ii) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of the Borrower (other than the last quarterly period of each such fiscal year), the unaudited balance sheet of the Borrower as of the end of such quarterly period and the related unaudited statements of income and partners' capital and statements of changes in partners' capital and cash flow of the Borrower for such quarterly period and for the portion of the fiscal year then ended, setting forth after fiscal year 1991, in each case in comparative form the figures for the previous period certified by the chief executive officer or chief financial officer of the General Partner (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP.P applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein)

          (b) Within 15 Business Days prior to the Second Capital Contribution Date, the Borrower shall deliver to the Lender, pro forma financial statements of the Limited Partnership, reasonably acceptable to the Lender, that show the Limited Partnership's projections of its net income for each year during the Preferred Distribution Period.

          (c) Within 5 Business Days prior to the incurrence of any Additional Debt, the Borrower shall deliver to the Lender, pro forma financial statements of the Limited Partnership, reasonably acceptable to the Lender, that show the Limited

Partnership's projections of its net income for each year during the remaining Preferred Distribution Period.

          6.8  Certificates; Other Information. The Borrower shall furnish or
               -------------------------------
cause to be furnished to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) of subsection 6.7(a), a certificate of a Responsible Officer of the General Partner stating that, to the best of his knowledge after due inquiry, the Borrower, during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Transaction Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same);

          (b) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of the Borrower, a certificate of the chief executive officer or the chief financial officer of the General Partner setting forth the amount on deposit in the Working Capital Fund on such date and the amount of any note receivable from the Limited Partnership in respect of loans made by the Borrower to the Limited Partnership from funds on deposit in the Working Capital Fund;

          (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its Partners;

          (d) promptly after the filing thereof, the "Annual Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Borrower;

          (e) with respect to any Single Employer Plan adopted or amended by the Borrower or the General Partner or any Commonly Controlled Entity on or after the first Borrowing Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

          (f) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Borrower pursuant to any Transaction Document;

          (g) promptly, such additional financial and other information with respect to the Borrower, the General Partner or the Project, as the Lender may from time to time reasonably request; and

          (h) promptly, of any request made by Texas Eastern or any of its Subsidiaries or Affiliates to pursue the feasibility and economic viability of transmitting electrical power as described in the Texas Eastern Letter Agreement and to provide the Lender with copies of the results of any feasibility or other studies performed in connection therewith.

          6.9  Taxes and Claims. The Borrower shall pay and discharge all taxes,
               ----------------
assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Borrower diligently prosecutes such contest,
(b) the Borrower sets aside on its books adequate cash reserves with respect to such contested item, (c) during the period of such contest the enforcement of any contested item is effectively stayed; provided, however, that this clause
                                          --------- -------
(c) shall apply to contested income taxes of a Partner only if the failure to pay such tax may then become a Lien on any of the property of the Borrower or may interfere with the operation of the Facility, and (d) in the reasonable opinion of the Lender, such contest does not involve any substantial danger of the sale, forfeiture or loss of any of the property of the Borrower, title thereto or any interest therein. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

          6.10 Mechanics' and Materialmen's Liens. The Borrower shall protect
               ----------------------------------
and defend its interest in, and the Lender's Liens on, the Borrower's property against any Lien for the performance of work or the supply of materials filed against the property of the Borrower; provided, that the Borrower shall have the
                                      --------
right to contest in good faith any such Lien by proper proceedings timely instituted, and may permit such Lien to exist during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) the Borrower sets aside on its books adequate cash reserves with respect to such contested item,
(c) during the period of such contest the enforcement of any contested item and the Lien relating thereto is effectively stayed, and (d) in the reasonable opinion of the Lender, such contest does not involve any substantial danger of the sale, forfeiture or loss of any of the property of the Borrower, title thereto or any interest therein. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such item, cause the Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

          6.11  Maintenance of Property. (a) The Borrower, at its expense, shall
                -----------------------
keep all property useful and necessary to its business in good working order and condition and make all repairs, replacements and renewals with respect thereto and additions and betterments thereto which are necessary for such property to comply with all Requirements of Law affecting it and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which such property is located.

          (b) If, after any loss, destruction or damage with respect to the Project referred to in clause (b) of the definition of "Event of Loss", the conditions specified in subclauses (i), (ii) and (iii) of said clause (b) are satisfied, the Borrower at all times thereafter will proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage to the extent of the insurance proceeds or other funds received by it or the Limited Partnership.

          6.12  Notices. The Borrower will promptly give notice to the Lender:
                -------

          (a) of the occurrence of any Default, Event of Default or Event of Loss;

          (b) of the occurrence of any default or event of default under any Pledged Note;

          (c) of any litigation, investigation or proceeding affecting the Borrower or the General Partner in which the amount involved is $500,000 or more or in which injunctive or similar relief is sought;

          (d) of the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e)  of any loss or damage to the Collateral in excess of $500,000;

          (f) during the Pre-Completion Loan Period, of any material delays for any reason in construction of the Facility;

          (g) of the execution and delivery of any Affiliate Note or Affiliate Collateral Security Document;

          (h) of the receipt by the Borrower of any Environmental Notice or of any notice of any event that creates a material likelihood of the occurrence of an Adverse Environmental Event; and

          (i) of the imposition of any material Lien on or the assertion of any material claim against any of the Borrower s property, or, during the Security Period, any of its Affiliate's properties, to the extent such properties are covered by any Affiliate Collateral Security Document.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and, with respect to a notice given pursuant to clause
(g), shall be accompanied by a copy of the Affiliate Note or Affiliate Collateral Security Document. For all purposes of clause (d) of this subsection, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

          6.13 Maintenance of Liens of the Collateral Security Documents. The
               ---------------------------------------------------------
Borrower will:

          (a) promptly upon the request of the Lender and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any Collateral Security Document or any document or instrument supplemental to or confirmatory of such Collateral Security Document or otherwise deemed by the Lender to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by such Collateral Security Document; and

          (b) protect and defend its interest in the Collateral against Liens asserted by any third Person, other than Permitted Liens, and, subject to the second sentence of subsection 6.09 and subsection 6.10, immediately discharge any such Lien so asserted. The Borrower shall promptly notify the Lender of any such assertion.

          6.14 Agent for Service of Process. The Borrower shall appoint and
               ----------------------------
continuously retain CT Corporation System, or such other agent as shall be reasonably acceptable to the Lender, as its agent in the State of New York for receipt of service of process and shall pay all costs, fees, and expenses in connection therewith. The Borrower has paid all fees necessary to retain CT Corporation System or such other agent for such purposes for the forthcoming 12-month period.

          6.15  Employee Plans. For each Plan adopted by the Borrower which is
                --------------
an employee benefit plan as defined in Section 3(2) of ERISA, the Borrower shall
(a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any such Plan, cause such Plan to be qualified within the meaning of
Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

          6.16  Fiscal Year. The fiscal year of the Borrower shall be a calendar
                -----------
year.

          6.17  Right of First Refusal: Further Security. After the expiration
                ----------------------------------------
of the Post-Completion Loan Period, the Borrower shall have the option to obtain additional financing in accordance with the provisions of this subsection. If the Borrower shall decide to obtain such financing, the Borrower shall offer the Lender in writing the opportunity to provide such financing on the same terms and conditions as the Post-Completion Loans. As soon as practicable, but in no event later than 30 days after receipt of such offer, the Lender shall notify the Borrower in writing whether or not the Lender has accepted such offer. If the Lender shall accept such offer, as soon as practicable thereafter, the Lender and the Borrower shall enter into an amendment hereto providing for the increase in the Post-Completion Commitment by the aggregate amount of such additional financing and any other changes as shall be agreed to by the Borrower and the Lender to give effect to such financing. If the Lender shall refuse such offer, the Borrower shall be permitted to offer the opportunity to provide such financing to any other Person on such terms and conditions as shall be acceptable to the Borrower, provided, that the Borrower complies with the
                            --------
provisions of subsection 7.2(b).


          SECTION 7. NEGATIVE COVENANTS
                     ------------------

          So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under the Collateral Security Documents, the Borrower agrees that:

          7.1   Merger, Sale of Assets, Purchases, Etc. The Borrower shall not
                --------------------------------------
merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets other than sales of interests in the Borrower which are permitted by the Amended and Restated Partnership Agreement. During the Pre-Completion Loan Period, the Borrower will not purchase or acquire any assets other than (x) Permitted Investments and (y) any other assets approved by the Lender.

          7.2  Indebtedness; Guarantee Obligations. The Borrower shall not
               -----------------------------------
create, incur, assume or suffer to exist any Indebtedness or Guarantee Obligations, except:

          (a) Indebtedness or Guarantee Obligations of the Borrower to the Lender; and

          (b) after the expiration of the Post-Completion Loan Period, any Indebtedness of the Borrower (the "Additional Debt") to an Additional
                                        ---------------
     Lender, provided that (i) after giving effect to the aggregate pro forma
             --------
     payments of principal and interest of such Additional Debt, calculated by amortizing such Additional Debt over the remaining term of the Post-Completion Note, the Fixed Charge Coverage Ratio, as calculated from the pro forma financial statements delivered pursuant to subsection 6.7(c), shall be projected to be at least equal to 1.20 to 1.00 for each year during the remaining Preferred Distribution Period, (ii) the Lender shall have rejected the offer of the Borrower to provide such Additional Debt pursuant to subsection 6.17, (iii) if such Additional Debt is secured by any collateral other than the Collateral covered by the Collateral Security Documents, (x) the Borrower shall grant the Lender a first priority security interest in such collateral and the Additional Lender shall have a second lien on such collateral and (y) each Additional Lender shall have executed an intercreditor agreement in form and substance satisfactory to the Lender, (iv) such Additional Debt shall be subordinate and junior in priority of payment to the Loans and shall have such other subordination provisions as shall be acceptable to the Lender, including, without limitation, the agreement of the Additional Lender to not exercise any right of acceleration of such Additional Debt or any other right to declare such Additional Debt due and payable prior to its stated maturity, unless
     (A) the Lender has declared as due and payable prior to its stated maturity any of the Obligations and has not rescinded such declaration or (B) any Event of Default specified in Section 8(e) or 8(f) has occurred and is continuing and (v) such Additional Debt shall have such other terms and conditions as shall be approved by the Lender, such approval not to be unreasonably withheld.

          7.3  Distributions, Etc. The Borrower shall not, without the prior
               ------------------
written consent of the Lender, make any distributions to the Partners or to any other Person in respect of any partnership interest in the Borrower or any payments of management fees to any Partner, whether in cash or other property, or redeem, purchase or otherwise acquire any interest of any Partner in the Borrower, or permit any Partner to withdraw any capital from the Borrower; provided, that, so long as (a) no Default or Event off Default has
          --------
occurred and is continuing and (b) the Borrower has at least $10,000,000 in cash or cash equivalents, (i) the Borrower may make loans to any Affiliate, (ii) during and after the Post-Completion Loan Period, the Borrower may make distributions to its Partners in respect of their partnership interests in the Borrower, and (iii) the Borrower may pay the Development and Construction Fee received pursuant to the Development Agreement to any Person to whom the Borrower has assigned its rights to such Fee or has agreed to pay such Fee.

          7.4  Liens. The Borrower shall not create or suffer to exist any Lien
               -----
on any of its properties or assets, other than Permitted Liens and, after the Post-Completion Loan Period, the liens permitted by subsection 7.2(b).

          7.5  Nature of Business. The Borrower shall not engage in any business
               ------------------
other than the business of being the managing general partner of the Limited Partnership, making loans to Affiliates and any other transactions contemplated by subsections 7.3 and 7.7, performing the Limited Partnership's obligations pursuant to the Basic Documents and the Operative Documents and, to the extent permitted by the Construction Loan Agreement and the Amended and Restated Partnership Agreement, the performance of the Limited Partnership's obligations pursuant to any agreements relating to the Exxon System. The General Partner will engage solely in (i) the business of being the general partner of the Borrower and (ii) the performance of the Borrower's obligations pursuant to the Transaction Documents.

          7.6  Amendment of Contracts. ETC. The Borrower will not, without the
               ---------------------------
prior written consent of the Lender, agree to or permit (a) the cancellation, suspension or termination of any Transaction Document or during the Security Period, any Affiliate Note or Affiliate Collateral Security Document (except upon the expiration of the stated term thereof), except as contemplated by this Agreement and the Collateral Security Documents, (b) the assignment of the rights or obligations of any party to any Transaction Document or during the Security Period, any Affiliate Note or Affiliate Collateral Security Document (except (x) as contemplated by this Agreement or the Collateral Security Documents or (y) as permitted without the consent of the Borrower by the terms of such Transaction Document, Affiliate Note or Affiliate Collateral Security Document or (c) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Transaction Document to which the Borrower, the General Partner or any Affiliate is a party or with respect to which the consent of the Borrower or the General Partner is required.

           7.7  Investments. The Borrower shall not make any investments
                -----------
(whether by purchase of stock, bonds, notes or other
securities, loan, advance or otherwise) other than (a) Permitted Investments,
(b) during and after the Post-Completion Loan Period, short term loans to the Limited Partnership for working capital purposes that are made from funds on deposit in the Working Capital Fund and bear interest at the Commercial Paper Rate, (c) capital contributions to the Limited Partnership to cure any event which might give rise to a Special Event described in subsection 14.1(q) of the Amended and Restated Partnership Agreement, provided, that (i) such capital
                                            --------
contributions shall not be made with the proceeds of any new Loan hereunder and
(ii) the Borrower shall not be permitted to cure more than two consecutive events and four cumulative events and (d) as permitted by subsection 7.3.

          7.8  Leases. The Borrower shall not enter into, or be or become liable
               ------
under, any agreement for the lease, hire or use of any real property or of any personal property, except for leases of personal property which are not Capital Leases, the aggregate annual rental under which shall not, without the prior written consent of the Lender (such consent not to be unreasonably withheld), exceed $200,000 in any fiscal year of the Borrower.

          7.9  Change of Office. The Borrower shall not change the location of
               ----------------
its chief executive office or principal place of business or the office where it keeps its records concerning the Project and contracts relating thereto from that existing on the date of this Agreement and specified in subsection 4.15, unless the Borrower shall have given the Lender at least 30 days' prior written notice thereof and all action necessary or advisable in the Lender's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Collateral Security Documents to which the Borrower is a party shall have been taken.

          7.10 Change of Name. The Borrower shall not change its name except on
               --------------
at least 60 days' prior written notice to the Lender.

          7.11 Compliance with ERISA. The Borrower shall not (a) terminate any
               ---------------------
single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or section 4975 of the Code) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived, involving any Plan subject to Section 412 of the Code or part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liabilitY to PBGC, or (e) permit the present value of all benefits vested under all single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits by a material amount.

          7.12  Transactions with Affiliates and Others. The Borrower shall not,
                ---------------------------------------
directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate or any officer, director or employee of the Borrower or the General Partner, except for
(a) the transactions contemplated by the Construction Loan Agreement, (b) a management agreement with the Limited Partnership pursuant to which the Borrower would receive an aggregate annual fee not to exceed 1.5% of the annual gross revenues of the Project and an agreement to pay such fee over to Cogen Technologies Management Company, to the extent paid to the Borrower and subject to the liens and terms of the Collateral Security Documents, (c) loans and capital contributions to Affiliates of the Borrower permitted by subsections 7.3 and 7.7, (d) the transactions contemplated by the Development Agreement, including without limitation, assigning the Borrower's rights to payment of the Development and Construction Fee and (e) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate.

          7.13  Capital Expenditures. The Borrower shall not directly or
                --------------------
indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or financing leases) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations).

          7.14  Sale and Leaseback. The Borrower shall not enter into any
                ------------------
arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

          7.15 Minimum Net Worth. The Borrower shall not permit its net worth at
               -----------------
any time to be less than $0.


          SECTION 8. EVENTS OF DEFAULT
                     -----------------

          If any of the Events of Default listed below in this Section 8 shall occur and be continuing, the Lender may, (i) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate; and/or (ii) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable, whereupon such amounts together with any Termination Expense (Benefit) shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iii) foreclose on any or all of the Collateral; and/or (iv) proceed to enforce all other remedies available to it under applicable law. Notwithstanding the foregoing, if an Event of Default referred to in paragraph (e) or (f) below shall occur, automatically and without notice the actions described in clauses
(i) and (ii) above shall be deemed to have occurred.

          Such Events of Default are the following:

          (a) Any principal of any Loan shall not be paid when due; or any interest on any Loan or any fee or any other amount payable to the Lender hereunder or under any Note or under any other Transaction Document shall not be paid when due and shall remain unpaid for five or more days; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower, the Limited Partnership or any Partner in any Transaction Document or Operative Document (other than any Project Document) to which the Borrower, the Limited Partnership or such Partner is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Lender by or on behalf of the Borrower or the General Partner hereunder or to the Lender or any Project Limited Partner by or on behalf of the Borrower, the Limited partnership or any Partner under any Transaction Document or Operative Document (other than any Project Document), shall prove to have been false or misleading as of the time made or deemed made; or

          (c) (i) The Borrower or the General Partner shall fail to perform or observe any of its covenants contained in this Agreement (other than those referred to in paragraph (a) above) or in any other Transaction Document or Operative Document (other than any Project Document) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Lender to the Borrower; provided, however,
                                                             --------
     that if such default is susceptible to cure, such 30 day period shall be extended for such period of time (not to exceed 60 days) during which the Borrower or the General Partner, as the case may be, shall be diligently using its best efforts to cure such default or (ii) the Limited Partnership shall fail to perform or observe any of its covenants contained in the Amended and Restated Partnership Agreement or in any other Operative Document (other than any Project Document) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from any Project Limited Partner or the Lender to the Borrower; provided however, that such 30 day period shall be extended for
               -------- -------
     such period of time (not to exceed 60 days) during which the Borrower on behalf of the Limited

     Partner shall be diligently using its best efforts to cure such default; or

          (d) (i) The Borrower or the General Partner, with respect to any Indebtedness or Guarantee Obligation, the principal amount of which exceeds $500,000, or (ii) the Limited Partnership, with respect to any Indebtedness (other than the Reimbursement Agreement) or Guarantee Obligation, the principal amount of which exceeds $500,000 and a default in respect of which, if uncured, could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Limited Partnership or could reasonably be expected to materially adversely affect the ability of the Limited Partnership to perform its obligations under the Operative Documents to which it is a party, shall (x) default in any payment of principal of or interest on any such Indebtedness (other than the Notes) or Guarantee Obligation beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such beneficiary or beneficiaries) to cause, with the giving of notice if required or the passage of time, or both, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (e) Any of the Borrower, the General Partner or the Limited Partnership shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; or

          (f) A proceeding or case shall be commenced without the application or consent of the Borrower, the General Partner or the Limited Partnership, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, the General Partner or the Limited Partnership, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of the Borrower, the General Partner or the Limited Partnership, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

          (g) A judgment or judgments for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or the Limited Partnership and such judgment or judgments shall remain in effect and unpaid, unstayed and unbonded for a period of 60 or more consecutive days; or

          (h) (i) During the Security Period, any Affiliate of the Borrower, with respect to any Affiliate Note of such Affiliate, the principal amount of which exceeds $500,000, shall (i) default in any payment of principal of or interest on any such Affiliate Note beyond the period of grace (not to exceed 30 days), if any, provided in such Affiliate Note, or (ii) default in the observance or performance of any other agreement or condition relating to any such Affiliate Note or contained in any other instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the Borrower to cause, with the giving of notice if required or the passage of time, or both, such Affiliate Note to become due prior to its stated maturity; or

          (i) Any Collateral Security Document, once executed and delivered, shall cease to provide the Lender the liens, priority and security interests intended to be created thereby on all items of Collateral (other than items of Collateral which, individually or in the aggregate, are not material) or, shall cease, for any reason, to be in full force and effect (other than as a result of any action by the Lender and other than with respect to such immaterial items of Collateral) or any party thereto (other than the Lender) shall so assert in writing; or

          (j) The General Partner shall at any time cease to be the managing general partner of the Borrower, or shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its partnership interest in the Borrower without the Lender's prior written consent, except as contemplated by this Agreement or the Amended and Restated Partnership Agreement; or

          (k) (i) Robert McNair or his wife or children shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower until the expiration of seven years after the Second Capital Contribution Date and (ii) thereafter, Robert McNair or his wife or children or an entity with a net worth equal to at least $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower;

          (l) The Limited Partnership shall abandon the Project or otherwise cease to diligently pursue the development or construction of the Project for a period of longer than 30 days; or

          (m) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan under ERISA, or (iv) any Single Employer Plan shall terminate under Section 4041(c) of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Lender, likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

          (n) At any time, (i) any beneficial ownership interests in the Borrower shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order, (ii) the Limited Partnership shall fail to pay, satisfy or otherwise obtain a release of any bond or lien for the performance of work or the supply of materials filed against the Site within 20 days of the Borrower's or the Limited Partnership's becoming aware of the filing thereof unless, if any such Lien arose in connection with a claim referred to in subsection 7.2(1) of the Amended and Restated Partnership Agreement, the Borrower on behalf of the Limited Partner shall be diligently contesting the same in accordance with, and subject to, subsection 7.2(1) of the Amended and Restated Partnership Agreement or (iii) any right, title or interest of the Limited Partnership in and to the Site or any beneficial ownership interest of the Borrower in the Limited Partnership shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order; or

          (o) (i) Any participant, other than the Limited Partnership or the Borrower, shall fail to perform or observe in any material respect any of its covenants or obligations contained in any of the Project Documents to which it is a party within the grace period, if any, provided for in such Project Documents, which failure shall continue unremedied for a period of 30 days after notice by the Lender or any Project Limited Partner to the Borrower or (ii) (x) any material provision of any Operative Document shall at any time for any reason cease to be valid and binding or in full force and effect (other than as a result of any action by the Lender or any Project Limited Partner) or any party thereto (other than the Lender or Limited Partner) shall so assert in writing, (y) any material provision of any Operative Document shall be declared to be null and void other than as a result of any action by the Lender or any Project Limited Partner) or (z) any party thereto shall deny that it has any further liability or obligation under any Operative Document to which it is a party; provided
                                                                     --------
     that it shall not be an Event of Default under this paragraph (o) if, (1) within 30 days after the occurrence of any of the foregoing events with respect to any Project Document (other than the Site Lease Agreement, the Power Sale Agreement or the Gas Transportation Agreement), the Managing General Partner shall have submitted a plan to the Lender to execute and deliver a document in substitution for such Project Document, which plan shall be reasonably satisfactory in form and substance to the Lender, and
     (2) within 90 days after the occurrence of any of the foregoing events with respect to any Project Document (other than the Site Lease Agreement, the Power Sale Agreement or the Gas Transportation Agreement), such Project Document shall have been replaced with another document (x) which is executed and delivered by parties acceptable to the Lender in its reasonable discretion and (y) which has terms and conditions similar to, and in the reasonable opinion of the Lender, at least as favorable to the Project as, the substituted Project Document; or

          (p) During and after the Post-Completion Loan Period, (i) on any Interest Payment Date, the cash available in the Debt Service Account is insufficient to pay the accrued but unpaid interest on the Post-Completion Loans or (ii) on any Installment Payment Date, the cash available in the Debt Service Account is insufficient to make the installment payment then due and payable; provided, however, that the Borrower shall have the right
                      --------
     to cure three consecutive defaults and six cumulative defaults under this paragraph (p) from funds other than the cash available in the Debt Service Account; or

          (q) The dissolution and liquidation of the Borrower without the prior written consent of the Lender unless (i)) an entity meeting the requirements of subsection 10.1 of the Amended and Restated Partnership Agreement succeeds to the Borrower's interest thereunder or (ii) the ultimate result of such dissolution and liquidation is the incorporation of the Borrower and the ownership provisions of such subsection 10.1 apply to such corporation; or

          (r) The Limited Partnership shall cease to have a valid leasehold interest in the Site or good and marketable title to the Project, in each case, free and clear of all Liens other than Permitted Liens (as defined in the Amended and Restated Partnership Agreement); or

          (s) At any time, there shall fail to be an adequate supply of water to the Facility to meet all reasonable requirements for the operation and maintenance of the Facility; provided that it shall not be an Event of
                                  --------
     Default under this paragraph (s) if the Managing General Partner complies with the proviso to subsection 8(o) hereof with respect to the Water Supply Commitment in such a manner as will ensure, in the reasonable opinion of the Lender, that there will be such an adequate supply of water to the Facility; or

          (t) If Exxon shall operate the Facility as set forth in Section 11.6B(ii) of the Steam Supply Agreement, unless such operation is pursuant to an operating agreement to which the Lender has given its prior written consent; or

          (u) The General Partner shall fail to follow any gas purchase plan approved by the Lender pursuant to Section 7.2(n) of the Amended and Restated Partnership Agreement; or

          (v) Any of the General Partner, the Borrower or the Limited Partnership or any of their Affiliates shall enter into any agreement or other arrangement in connection with the matters described in the Texas Eastern Letter Agreement with Texas Eastern or any of its Subsidiaries or Affiliates or any partnership or other venture in which any such party has an interest without the prior written consent of the Lender and such agreement or arrangement shall continue for thirty days after the Borrower shall have received written notice thereof from the Lender.

The Borrower hereby agrees that the Lender may rely on the provisions of
Schedule 4 in determining whether or not a Default or Event of Default under
Section 8(b) or 8(c) has occurred.

          Upon the occurrence of and during the continuance of any Event of Default, all remedies available to the Lender under this Agreement or any Collateral Security Document or by statute or by rule of law may be exercised by the Lender at any time and from time to time whether or not the Loans shall be due and payable, and whether or not the Lender shall have instituted any foreclosure or other action for the enforcement of any of the Transaction Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform any acts such as are referred to in this paragraph in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

          SECTION 9. MISCELLANEOUS
                     -------------

          9.1  Amendments and Waivers. No provision of this Agreement or of any
               ----------------------
other Transaction Document to which the Lender is a party may be amended, supplemented, modified or waived, except in accordance with the terms of this subsection 9.1. The Lender and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto or to any other Transaction Document to which the Lender is a party for the purpose of adding any provisions to this Agreement or any Note or any other Transaction Document to which the Lender is a party or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder, and the Lender may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or any Note or any other Transaction Document to which the Lender is a party or any Default or Event of Default and its consequences. Any such amendment, supplement, modification or waiver shall be binding upon the Borrower, the Lender and all future holders of the Notes.

          9.2  Notices. All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing, by telecopier, or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower:       Cogen Technologies Linden, Ltd.
                              c/o Cogen Technologies
                              1600 Smith Street
                              Suite 5000, 50th Floor
                              Houston, Texas 77002
                              Attention: Robert C. McNair
                              Telecopy:  (713) 951-7747


          The Lender:         State Street Bank and Trust Company
                                of Connecticut, National Association
                              750 Main Street
                              Hartford, Connecticut 06103
                              Attention: Corporate Trust Department
                              Telecopy:  (203) 244-1899

          Copy to:            General Electric Power Funding
                                           Corporation
                              One River Road
                              Building Two, Room 741
                              Schenectady, New York 12345
                              Attention: Vice President - Investments
                              Telecopy:  (518) 385-3649

          Copy to:            General Electric Capital Corporation  -
                              TIFC
                              1600 Summer Street
                              Stamford, Connecticut 06927
                              Attention: Energy Project Operations
                              Telecopy:  (203) 357-6366

except that any notice, request or demand to or upon the Lender pursuant to subsections 2.2, 2.5 and 3.7 shall not be effective until received by the Lender

          9.3  Release of Collateral. As soon as practicable after the
               ---------------------
expiration of the Pre-Completion Loan Period, the Lender shall release its Liens on the Collateral (other than the Liens created by the Borrower Pledge Agreement and the Security Deposit Agreement), provided that the Fixed Charge Coverage
                                     --------
Ratio, as calculated in accordance with Schedule 2 from the pro forma financial statements delivered to the Lender pursuant to subsection 6.7(b), is projected to be at least equal to 1.20 to 1.00 and no Default or Event of Default shall have occurred and be continuing. As a condition precedent to the release of such Collateral, the General Partner shall deliver a certificate of a Responsible Officer of the General Partner to the effect that (i) the Fixed Charge Coverage Ratio, as calculated from such pro forma financial statements, is projected to be at least equal to 1.20 to 1.00 for each year during the Preferred Distribution

Period and (ii) immediately prior to and after giving effect to such release, no Default or Event of Default shall have occurred and be continuing. In connection with any such release, the Lender, upon the request and at the expense of the Borrower, shall execute such instruments of release of such Collateral as may be reasonably requested by the Borrower.

          9.4  No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.5  Survival. All representations and warranties made in this
               --------
Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          9.6  Expenses. Whether or not any Loan is made or any of the other
               --------
transactions contemplated by this Agreement are consummated, the Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender with respect to the negotiation, preparation, execution and delivery of this Agreement and the Collateral Security Documents and any amendments or other modifications hereof or thereof, (provided, however, that the amount of the fees
                                  -----------------
of Simpson Thacher & Bartlett, counsel to the Lender payable by the Borrower in connection with services rendered prior to and including the Closing Date with respect to the Original Loan Agreement and the Construction Loan Agreement shall not exceed $700,000), (ii) during the Pre-Completion Loan Period, all other reasonable expenses incurred by the Lender in connection with evaluating any real or personal property acquired or proposed to be acquired by any Affiliate of the Borrower with the proceeds of a loan from the Borrower, including, without limitation, all fees and expenses of any environmental engineer, and
(iii) all direct expenses of the Lender to protect and perfect its liens on the Collateral, including without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, insurance premiums (including title insurance premiums), and surveyors' and appraisers' fees, and will reimburse the Lender for all expenses paid by it of the nature described in this subsection 9.6 which have been or may be incurred by the Lender with respect to any and all of the transactions contemplated herein.

          9.7  IndemnificatiOn. The Borrower agrees to pay, indemnify and hold
               ---------------
the Lender, any of its affiliates and any director or officer thereof harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Lender, any of its affiliates or any director or officer thereof in any way relating to or arising out of this Agreement, the other Transaction Documents, the Affiliate Collateral Security Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "indemnified liabilities") provided, that the Borrower shall have no obligation
 -----------------------   --------
hereunder to the Lender, any of its affiliates or any director or officer thereof with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, any of its affiliates or any director or officer thereof, (ii) legal proceedings commenced against the Lender, any of its affiliates or any director or officer thereof, by any security holder or creditor of the Lender, any of its affiliates or any director or officer thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Lender, any of its affiliates or any director or officer thereof, by any Permitted Assignee or Transferee. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          9.8  Successors and Assigns; Transferees; Transferred Interests. (a)
               ----------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The Lender may at any time assign to one or more Affiliates or one or more other entities, including, without limitation, an owner trust (a "Permitted Assignee"), all or a portion of its interests, rights and obligations
 ------------------
under this Agreement (including, without limitation, all or a portion of its Commitments, Loans at the time owing to it and the Notes). Within five Business Days after notice of execution and delivery of such assignment, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for the Lender's surrendered Note(s) new Note(s) to the order of such Permitted Assignee in an amount reflecting the portion of the Commitments assumed by it pursuant to such assignment and new Note(s) to the order of the Lender in an amount reflecting the portion of the Commitments retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s), shall be dated the. date of such surrendered Note(s) and shall otherwise be in substantially the form of Exhibit A-2 or A-3, as the case may be. Upon (i) the execution of such assignment, (ii) delivery of an executed copy thereof to the Borrower and (iii) payment by such Permitted Assignee of the purchase price specified therein, (x) such Permitted Assignee shall be a Lender party hereto and, to the extent provided in such assignment (but in no event in excess of the amount assigned), shall have the rights and obligations of a Lender hereunder and (y) the Lender shall, to the extent provided in such assignment with respect to the interests, rights and obligations of the Lender so assigned, be released from its obligations under this Agreement. From and after the date of any assignment pursuant to this subsection 9.8(b), the term "Lender" in this Agreement shall be deemed to include the Owner Trustee and all Permitted Assignees under each such assignment.

          (c) The Borrower acknowledges that the Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of all or any portion of its Loans or of its right, title and interest therein or in this Agreement and the Collateral Security Documents (collectively, "Participations")
                                                                --------------
to one or more Persons (such Persons being herein called "Transferees");
                                                          -----------
provided, however, that (i) the Lender's obligations under this Agreement and
--------  -------
under any Collateral Security Document shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Transferees shall be entitled to the benefit of the provisions contained in subsections 3.8, 3.9 and 3.10 hereof, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and under any Collateral Security Document.

          (d) The Borrower authorizes the Lender to disclose to any prospective Permitted Assignee pursuant to paragraph (b) of this subsection 9.8 or prospective Transferee pursuant to paragraph (c) of this subsection 9.8 all financial or other necessary information in the Lender's possession concerning the Borrower, any Partner or the Project which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or any other Transaction Document or which has been delivered to the Lender by or on behalf of the Borrower or any Affiliate of the Borrower in connection with the Lender's credit evaluation of the Borrower, the Collateral, the collateral covered by the Affiliate Collateral Security Documents and the Project prior to or after entering into this Agreement, provided, however, that if any such information
                              --------  -------
furnished to the Lender is marked in writing as being confidential information, the Lender shall use reasonable efforts to preserve the confidentiality of such information.

          9.9  Severability. Any provision hereof which is prohibited or
               ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          9.10 Headings. The headings of the various sections and paragraphs of
               --------
this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

          9.11 Counterparts. This Agreement may be executed by one or more of
               ------------
the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.12 The Lender Sole Beneficiary. All conditions of the obligations of
               ---------------------------
the Lender to make Loans hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Loans in the absence of strict compliance with any or all of such conditions and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so. The Lender is obligated hereunder solely to make Loans if and to the extent required by this Agreement.

          9.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
               -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.14 Submission to Jurisdiction: Waivers. (A) The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:

          (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Transaction Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Lender shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) The Borrower and the Lender hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (A) above.

          9.15  Usury Savings.
                -------------

          (a) As set forth in subsection 9.13, the parties to this Agreement and the other Transaction Documents intend for the rights and obligations of the parties hereunder and thereunder to be construed in accordance with and governed by the laws of the State of New York. The parties understand and expect that such intention will be given effect by all courts of competent jurisdiction. The parties also understand that the laws of the State of New York impose no limitations on the rate or amount of interest which may be contracted for, taken, reserved, charged or received in connection with the transactions contemplated hereby. However, if and to the extent that any court of competent jurisdiction elects to apply the laws of the State of Texas to govern the rights and obligations of the parties under this Agreement or the other Transaction Documents, then the following provisions of this subsection 9.15 shall apply notwithstanding anything to the contrary contained in this Agreement, the Notes or any of the other Transaction Documents, it being the intention of the parties that the provisions of this subsection 9.15 shall control over all other provisions of this Agreement, the Notes and the other Transaction Documents which may be in apparent conflict therewith (to the extent that the laws of the State of Texas are applicable).

          (b) It is the intention of the parties hereto that the Lender shall conform strictly to usury laws applicable to the Loans being made by it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement or any of the other Transaction Documents shall ever be construed to create a contract to pay to the Lender for the use, forbearance or detention of money interest at a rate or in an amount in excess of the Highest Lawful Rate (as defined below) applicable to the Lender, and that, for purposes of this subsection 9.15, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under any of this Agreement, the Notes or the other Transaction Documents or otherwise in connection with the transactions contemplated by this Agreement. If as a result of prepayment, acceleration of maturity or otherwise, the effective rate of interest which would otherwise be payable to the Lender under this Agreement, the Notes or any of the other Transaction Documents would exceed the Highest Lawful Rate applicable to the Lender for the actual period the Loans of the Lender are outstanding, or if the Lender shall receive moneys or other consideration that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower to the Lender under this Agreement, the Notes or any other Transaction Document to a rate in excess of the Highest Lawful Rate applicable to the Lender for the actual period the Loans of the Lender are outstanding, then (i) the amount of interest which would otherwise be payable by the Borrower to the Lender under this Agreement, the Notes or such other Transaction Documents shall be reduced to the highest amount allowed under applicable law without exceeding the Highest Lawful Rate applicable to the Lender for the actual period the Loans of the Lender are outstanding, and (ii) any interest paid by the Borrower to the Lender in excess of the Highest Lawful Rate applicable to the Lender for such period shall, at the option of the Lender, be either refunded to the Borrower or credited by the Lender on the outstanding principal of the Loans of the Lender. The parties further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by the Lender under any of this Agreement, the Notes and the other Transaction Documents which are made for the purpose of determining whether such rate or amount exceeds the Highest Lawful Rate applicable to the Lender shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the period of the full stated term of all of the Obligations (even though the Obligations may in part be denominated as separate Loans) owed to the Lender, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged or received by the Lender. The right to accelerate maturity of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lender does not intend to collect any unearned interest in the event of acceleration or otherwise. The immediately preceding sentence shall not be construed to negate the Borrower's obligation to pay interest after maturity of the Loans pursuant to subsection 3.3.

          (c) If at any time and from time to time (i) the amount of interest payable to the Lender on any date would otherwise exceed the Highest Lawful Rate applicable to the Lender, the amount of interest payable to the Lender shall be limited to the Highest Lawful Rate applicable to the Lender pursuant to subsection (b) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall be computed at the Highest Lawful Rate applicable to the Lender until the earlier to occur of
(iii) the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to subsection (b) above, or (iv) payment in full of all Obligations owing to the Lender.

          (d) The Lender and the Borrower agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to any of the Obligations owing to the Lender, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Obligations owing to the Lender; provided, however, that to the extent permitted by such Article, the Lender may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans and other Obligations owing to the Lender.

          (e) To the extent that Texas law is at any time applicable to this Agreement, the Notes, the other Transaction Documents or the transactions contemplated hereby, or any of the obligations arising thereunder, Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement, the Notes, the other Credit Documents or the transactions contemplated hereby or any of such obligations.

          (f) For purposes of this subsection 9.15 only, (i) "Highest Lawful Rate" shall mean the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, the Lender is permitted to charge the Borrower on the transactions evidenced by, and arising in connection with, the Transaction Documents from time to time in effect and to which each is a party, including changes in such Highest Lawful Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes and (ii) "Applicable Law" means the law in effect, from time to time, applicable to this loan transaction and each Transaction Document which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on each Transaction Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Notes), including laws of the State of Texas and, to the extent controlling, the laws of the United States of America.

          9.16  Limitations on Recourse. The Borrower hereby agrees that, except
                -----------------------
as hereinafter set forth, any claim or liability under this Agreement, the Notes, the Letters of Credit or the Collateral Security Documents asserted against the Owner Trustee by it shall be limited to satisfaction out of, and enforcement against, the Trust Estate (as defined in the Trust Agreement). Notwithstanding anything to the contrary contained herein or in any other document, certificate or instrument executed by the Owner Trustee pursuant hereto or thereto, the Borrower hereby acknowledges and agrees that neither the Owner Trustee, Linden Owner Partnership nor any officer, employee, partner, servant, controlling Person, manager, agent, authorized representative or Affiliate of the Owner Trustee or Linden Owner

Partnership (collectively, the "Non-Recourse Persons") shall have any liability
                                --------------------
to the Borrower or the General Partner (such liability, including such as may arise by operation of law, being hereby expressly waived) for the performance of any of the obligations of the Owner Trustee contained herein or therein or shall otherwise be liable or responsible with respect thereto, except as hereinafter set forth. If any claim of the Borrower against the Owner Trustee or alleged liability to the Borrower of the Owner Trustee shall be asserted under this Agreement or the Collateral Security Documents, the Borrower agrees that, except as hereinafter set forth, it shall not have the right to proceed directly or indirectly against the Non-Recourse Persons or against their respective properties and assets (other than the Trust Estate) for the satisfaction of any such claim or liability (except to the extent enforceable out of the Trust Estate) in respect of any such claim or liability. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this subsection 9.16 shall in any manner or any way (a) affect or diminish any obligation, covenant or agreement of any Non-Recourse Person made expressly in its individual capacity under any certificate executed by such Non-Recourse Person on its own behalf or any right or benefit of any party hereto under any such certificate or (b) affect or diminish any rights of any Person against any other Person arising from misappropriation or misapplication of any funds or for such other Person's fraud, gross negligence or willful misconduct. The foregoing acknowledgements, agreements and waivers shall survive the termination of this Agreement and shall be enforceable by any Non-Recourse Person.

          9.17  Effectiveness. This Agreement shall become effective on the date
                -------------
on which (i) it is executed and delivered by the Borrower and the Lender and
(ii) the assignment of GEPFC's interest in the Original Loan Agreement to the Owner Trustee shall have occurred.

          9.18  Prior Amendments. The Borrower and the Lender hereby agree that
                ----------------
the provisions of the Consent and Amendment, dated as of December 13, 1990, and the Sixth Amendment, dated as of February 4, 1992, to the Original Loan Agreement shall remain in full force and effect (and notwithstanding any contrary provision contained herein) until the conditions precedent to the Second Capital Contribution Agreement set forth in Section 2(b) and (c) of the Capital Contribution Agreement shall have been satisfied.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Term Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         COGEN TECHNOLOGIES LINDEN, LTD.,

                           By:  Cogen Technologies, Inc.,
                                    its general partner


                         By: [SIGNATURE ILLEGIBLE]
                            -------------------------------------
                            Title: VICE PRESIDENT


                         STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but as Owner Trustee, as Lender


                         By: [SIGNATURE ILLEGIBLE]
                            ---------------------------------------------
                            Title: Assistant Vice President